                                                                   Exhibit 10.26

                                                                  EXECUTION COPY

                                  $490,000,000

                                CREDIT AGREEMENT

                          dated as of October 11, 2002


                                      among


                      HEALTH CARE PROPERTY INVESTORS, INC.,


                            THE LENDERS NAMED HEREIN

                              THE BANK OF NEW YORK
                    as Administrative Agent and Issuing Bank


                                       and


                  BANK OF AMERICA, N.A. AND WACHOVIA BANK, N.A.
                              as Syndication Agents


                                       and


                             WELLS FARGO BANK, N.A.
                             as Documentation Agent

                  ---------------------------------------------


               CREDIT SUISSE FIRST BOSTON, DEUTSCHE BANK A.G. AND
                               FLEET NATIONAL BANK
                               as Managing Agents

                            BNY CAPITAL MARKETS, INC.
                        as Lead Arranger and Book Runner

                               Table of Contents

                                                                              Page

ARTICLE I.  DEFINITIONS ......................................................   1

     Section 1.1.      Definitions  ..........................................   1

ARTICLE II.  THE LOANS .......................................................  15

     Section 2.1.      Committed Loans .......................................  15

     Section 2.2.      Procedure for Committed Loans .........................  15

     Section 2.3.      Committed Notes .......................................  16

     Section 2.4.      Cancellation or Reduction of the Commitments ..........  16

     Section 2.5.      Negotiated Rate Loans .................................  16

     Section 2.6.      Procedure for Negotiated Rate Loans ...................  17

     Section 2.7.      Funding of Negotiated Rate Loans ......................  17

     Section 2.8.      Negotiated Rate Notes .................................  18

     Section 2.9.      Competitive Bid Loans .................................  18

     Section 2.10.     Procedure for Competitive Bid Loans  ..................  18

     Section 2.11.     Funding of Competitive Bid Loans ......................  20

     Section 2.12.     Competitive Bid Notes .................................  20

     Section 2.13.     Certain Fees ..........................................  21

     Section 2.14.     Optional Prepayment ...................................  21

ARTICLE III.  LETTERS OF CREDIT ..............................................  22

     Section 3.1.      Letters of Credit .....................................  22

ARTICLE IV.  INTEREST, METHOD OF PAYMENT, CONVERSION, ETC. ...................  26

     Section 4.1.      Procedure for Interest Rate Determination .............  26

     Section 4.2.      Interest on ABR Loans and Competitive Bid Loans .......  26

     Section 4.3.      Interest on Eurodollar Loans ..........................  26

     Section 4.4.      Conversion/Continuance ................................  27

     Section 4.5.      Post Default Interest .................................  28

     Section 4.6.      Maximum Interest Rate .................................  28

ARTICLE V.  DISBURSEMENT AND PAYMENT .........................................  28

     Section 5.1.      Pro Rata Treatment ....................................  28

     Section 5.2.      Method of Payment .....................................  29

     Section 5.3.      Compensation for Losses  ..............................  29

     Section 5.4.      Withholding, Additional Costs and Capital Adequacy ....  30

     Section 5.5.      Unavailability ........................................  32

     Section 5.6.      Additional Costs in Respect of Letters of Credit ......  33

     Section 5.7.      Commercial Practices in Respect of Letters of Credit ..  34

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES ..................................  34

     Section 6.1.      Representations and Warranties ........................  34

ARTICLE VII.  CONDITIONS OF LENDING ..........................................  40

     Section 7.1.      Conditions to the Availability of the Commitments ....................................................    40

     Section 7.2.      Conditions to All Loans and Letters of Credit ........................................................    41

ARTICLE VIII.  COVENANTS ....................................................................................................    42

     Section 8.1.      Affirmative Covenants ................................................................................    42

     Section 8.2.      Negative Covenants ...................................................................................    45

     Section 8.3.      Financial Covenants ..................................................................................    47

ARTICLE IX.  EVENTS OF DEFAULT ..............................................................................................    47

     Section 9.1.      Events of Default ....................................................................................    47

ARTICLE X.  THE ADMINISTRATIVE AGENT AND THE LENDERS ........................................................................    50

     Section 10.1.     The Administrative Agency, Syndication Agency, and Documentation Agency ..............................    50

     Section 10.2.     The Administrative Agent's Duties ....................................................................    50

     Section 10.3.     Sharing of Payment and Expenses ......................................................................    51

     Section 10.4.     The Administrative Agent's Liabilities ...............................................................    51

     Section 10.5.     The Administrative Agent as a Lender .................................................................    51

     Section 10.6.     Lender Credit Decision ...............................................................................    52

     Section 10.7.     Indemnification ......................................................................................    52

     Section 10.8.     Successor Administrative Agent .......................................................................    52

ARTICLE XI.  CONSENT TO JURISDICTION ........................................................................................    53

     Section 11.1.     Consent to Jurisdiction ..............................................................................    53

ARTICLE XII.  MISCELLANEOUS .................................................................................................    53

     Section 12.1.     APPLICABLE LAW .......................................................................................    53

     Section 12.2.     Set-off ..............................................................................................    53

     Section 12.3.     Expenses .............................................................................................    54

     Section 12.4.     Amendments ...........................................................................................    54

     Section 12.5.     Cumulative Rights and No Waiver ......................................................................    54

     Section 12.6.     Notices ..............................................................................................    54

     Section 12.7.     Separability .........................................................................................    55

     Section 12.8.     Assignments and Participations .......................................................................    55

     Section 12.9.     WAIVER OF JURY TRIAL .................................................................................    57

     Section 12.10.    Confidentiality ......................................................................................    57

     Section 12.11.    Indemnity ............................................................................................    57

     Section 12.12.    Extension of Termination Dates; Removal of Lenders; Substitutions of Lenders .........................    57

     Section 12.13.    Increase of Commitments ..............................................................................    59

     Section 12.14     Knowledge of the Company .............................................................................    59

     Section 12.15.    Execution in Counterparts ............................................................................    59

EXHIBITS AND SCHEDULES

EXHIBIT A        Form of Conversion/Continuance Request
EXHIBIT B        Form of Committed Loan Request
EXHIBIT C        Form of Committed Note
EXHIBIT D        Form of Negotiated Rate Confirmation
EXHIBIT E        Form of Negotiated Rate Note
EXHIBIT F        Form of Competitive Bid Request
EXHIBIT G        Form of Competitive Bid
EXHIBIT H        Form of Competitive Bid Note
EXHIBIT I        Form of Opinion of Latham & Watkins
EXHIBIT J        Form of Opinion of Ballard Spahr Andrews & Ingersoll, LLP
EXHIBIT K        Form of Extension Letter
EXHIBIT L        Form of Letter of Credit Notice


SCHEDULE 1.1(a)  List of Existing Letters of Credit
SCHEDULE 6.1(a)  Subsidiaries and Joint Ventures of the Company

                                CREDIT AGREEMENT

          CREDIT AGREEMENT, dated as of October 11, 2002 (this "Agreement"), among Health Care Property Investors, Inc., a Maryland corporation (the "Company"), each of the lenders identified on the signature pages hereof (each, a "Lender" and, collectively, the "Lenders"), The Bank of New York, as Administrative Agent for the Lenders (the "Administrative Agent") and as Issuing Bank, Bank of America, N.A. and Wachovia Bank, N.A., as Syndication Agents, and Wells Fargo Bank, N.A., as Documentation Agent.

                              W I T N E S S E T H:

          WHEREAS, the Company has requested the Lenders to lend up to $490,000,000 to the Company on a revolving basis to refinance certain existing indebtedness and for other general corporate purposes;

          NOW, THEREFORE, the parties hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.1. Definitions.

          (a) Terms Generally. The definitions ascribed to terms in this Section and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereby", "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole (including any exhibits and schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (i) all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America, and (ii) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or other modifications set forth herein).

          (b) Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, for purposes of determining compliance with any covenant set forth in Section 8.2(a), 8.2(b), 8.2(c), 8.2(d) or 8.3 which requires financial computations, if any such change in GAAP would have a material effect on such computations, then such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the construction thereof applied in preparing the Company's audited financial statements referred to in Section 6.1(h). In the event there shall occur a change in GAAP which but for the foregoing proviso would affect the computation used to determine compliance with any covenant set forth in
Section 8.2(a), 8.2(b), 8.2(c) or 8.3 which requires financial computations, the Company and the Lenders agree to negotiate in good faith in an effort to agree upon an amendment to this Agreement that will permit compliance with such covenant to be determined by reference to GAAP as so changed while affording the Lenders the protection afforded by such covenant prior to such change (it being understood, however, that such covenant shall remain in full force and effect in accordance with its existing terms pending the execution by the Company and the Lenders of any such amendment).

          (c) Other Terms. The following terms shall have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

          "ABR Loans" shall mean Committed Loans which bear interest at a rate based upon the Base Rate and in the manner set forth in Section 4.2.

          "Administrative Agent" shall have the meaning given to such term in the preamble of this Agreement and shall also include any successor administrative agent hereunder.

          "Adverse Environmental Condition" shall mean any of the matters referred to in clauses (i) or (ii) of the definition of Environmental Claim.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of stock, by contract or otherwise.

          "Agreement" shall have the meaning given to such term in the preamble.

          "Applicable Margin" shall mean the margin set forth in the following chart applicable to the Pricing Level then in effect:

               ------------------------------------------
                Pricing Level          Applicable Margin
               ------------------------------------------
                      I                    0.600%
               ------------------------------------------
                     II                    0.675%
               ------------------------------------------
                    III                    0.875%
               ------------------------------------------
                     IV                    0.950%
               ------------------------------------------
                      V                    1.025%
               ------------------------------------------
                     VI                    1.350%
               ------------------------------------------

Subject to the following paragraph:

               (i) "Pricing Level I" shall be applicable for so long as the rating of the Company's unsecured (non-credit enhanced) senior long term debt ("Senior Debt Rating") is greater than or equal to A by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor thereto ("S&P"), or greater than or equal to A2 by Moody's Investors Service, Inc., or any successor thereto ("Moody's");

               (ii) "Pricing Level II" shall be applicable for so long as the Senior Debt Rating is greater than or equal to A- by S&P or greater than or equal to A3 by Moody's and Pricing Level I is not applicable;

               (iii) "Pricing Level III" shall be applicable for so long as the
                     Senior Debt Rating is greater than or equal to BBB+ by S&P or greater than or equal to Baa1 by Moody's and neither Pricing Level I nor II is applicable;

               (iv) "Pricing Level IV" shall be applicable for so long as the Senior Debt Rating is greater than or equal to BBB by S&P or greater than or equal to Baa2 by Moody's and none of Pricing Level I, II or III is applicable;

               (v) "Pricing Level V" shall be applicable for so long as the Senior Debt Rating is greater than or equal to BBB- by S&P or greater than or equal to Baa3 by Moody's and none of Pricing Level I, II, III or IV is applicable; and

               (vi) "Pricing Level VI" shall be applicable for so long as none of Pricing Level I, II, III, IV or V is applicable.

          Notwithstanding the foregoing, (i) in the event of a split rating as between S&P and Moody's by more than one equivalent rating level, then the Pricing Level shall be determined by a rating that is one rating higher than the lower of the two ratings; (ii) in the event that no Senior Debt Rating is made available by S&P and Moody's and the Company's senior subordinated unsecured debt rating is made available by S&P or Moody's, then for purposes of the foregoing determinations the Senior Debt Rating shall be deemed to be one rating higher than such subordinated unsecured debt rating (e.g., if such subordinated unsecured debt rating by S&P is A-, then the Senior Debt Rating by S&P shall be deemed to be A); and (iii) in the event that no Senior Debt Rating and no such subordinated unsecured debt rating are made available by S&P and Moody's, then Pricing Level VI above shall apply.

          "Approved Fund" shall mean, any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Assignee" shall have the meaning given to such term in Section
12.8(c).

          "Base LIBOR" shall mean, with respect to any Interest Period for a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of the respective rates of interest communicated by the Reference Banks to the Administrative Agent as the rate at which U.S. dollar deposits are offered to the Reference Banks by leading banks in the London interbank deposits market at approximately 11:00 a.m., London time, on the second full Business Day preceding the first day of such Interest Period in an amount substantially equal to the respective Reference Amounts for a term equal to such Interest Period.

          "Base Rate" shall mean a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall on any day be equal to the higher of:

               (a) the rate of interest publicly announced by the Administrative Agent from time to time as its prime commercial loan rate in effect on such day; and

               (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum and (ii) the Federal Funds Rate.

          "Borrowing Date" shall mean the date set forth in each Committed Loan Request, Negotiated Rate Confirmation or Competitive Bid Request, as the case may be, as the date upon which the Company desires to borrow Loans pursuant to the terms of this Agreement.

          "Business Day" shall mean (i) with respect to any ABR Loan, any Letter of Credit, any payment of the Facility Fee, any Negotiated Rate Loan or any Competitive Bid Loan, any day except a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized by law to close and (ii) with respect to any Eurodollar Loan, any day on which commercial banks are open for domestic and international business (including dealings in U.S. dollar deposits) in London, New York City and Los Angeles.

          "Capital Lease" shall mean, with respect to any Person, any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a balance sheet of such Person in accordance with GAAP.

          "Capital Lease Obligations" shall mean the obligation of any Person to pay rent or other amounts under a Capital Lease.

          "Change of Control" shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person(s) and/or group(s) (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing 35% or more of the aggregate ordinary voting power or economic interests represented by the issued and outstanding equity securities of the Company on a fully diluted basis or (ii) during any period of up to 24 consecutive months, commencing after the date hereof, individuals who at the beginning of such 24-month period were directors of the Company (together with any new directors whose election or nomination for election to the board of directors of the Company was approved by 66% of the directors who were either in office at the beginning of such period or whose election or nomination for election to the board of directors of the Company was previously so approved) shall cease for any reason (other than due to death or disability or, in addition to the foregoing, in the case of directors in office on the date hereof, retirement in the ordinary course or pursuant to contractual agreements in effect on the date hereof) to constitute a majority of the board of directors of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commitment" of any Lender shall mean, in the case of each Lender, (i) prior to such Lender's Termination Date, the amount set forth opposite such Lender's name under the heading "Commitment" on the signature pages hereof, or set forth in the assignment agreement executed by such Lender if it is not a Lender on the date hereof, as such amount may be adjusted from time to time pursuant to assignments of such Lender and as such amount may be reduced from time to time pursuant to Section 2.4 or 12.12 or increased pursuant to Section
12.13 and (ii) on or after such Lender's Termination Date, zero.

          "Committed Loan Request" shall mean a request by the Company to borrow Committed Loans pursuant to the terms hereof, which shall be substantially in the form of Exhibit B and shall specify, with respect to such requested Committed Loans, (i) the requested Borrowing Date, (ii) the aggregate amount of Committed Loans which the Company desires to borrow on such date, (iii) whether such requested Committed Loans are to bear interest as ABR Loans or Eurodollar Loans and (iv) if the requested Committed Loans are to bear interest as Eurodollar Loans, the requested term of the Interest Period therefor.

          "Committed Loans" shall mean, collectively, ABR Loans and Eurodollar Loans made pursuant to Sections 2.1 to 2.3 and outstanding hereunder from time to time.

          "Committed Notes" shall mean, collectively, the promissory notes of the Company, each substantially in the form of Exhibit C.

          "Company" shall have the meaning given to such term in the preamble.

          "Competitive Bid" shall mean an offer by a Lender to make a Competitive Bid Loan pursuant to Sections 2.9 to 2.12, substantially in the form of Exhibit G.

          "Competitive Bid Borrowing" shall mean a Competitive Bid Loan or a group of Competitive Bid Loans made on the same date and as to which a single term is in effect as specified in a Competitive Bid Request.

          "Competitive Bid Loan" shall mean a Loan that is made pursuant to Sections 2.9 to 2.12 and outstanding hereunder.

          "Competitive Bid Notes" shall mean, collectively, the promissory notes of the Company, each substantially in the form of Exhibit H.

          "Competitive Bid Rate" shall have the meaning given to such term in
Section 2.10(b).

          "Competitive Bid Request" shall mean a request by the Company for Competitive Bids pursuant to Sections 2.9 to 2.12, substantially in the form of Exhibit F.

          "Compliance Date" shall mean each of the Effective Date, each Borrowing Date, each Conversion/Continuance Date, the date of issuance or renewal of each Letter of Credit and the date of each delivery by the Company of a certificate requiring the Company to certify as to the accuracy of the representations and warranties contained in Article VI.

          "Consolidated Debt" shall mean Consolidated Total Liabilities less (i) accounts payable and accrued expenses and (ii) minority interest in joint ventures, each as set forth in the most recent financial statements delivered to the Lenders pursuant to this Agreement.

          "Consolidated Funds from Operations" shall mean, for any period, "Funds From Operations" or the similar item, determined on a consolidated basis for the Company and the Subsidiaries, as shown on the most recent consolidated statements of cash flows for the Company and the Subsidiaries which has been delivered to the Administrative Agent pursuant to Section 8.1(a).

          "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Company and the Subsidiaries, determined on a consolidated basis, in accordance with GAAP with respect to all outstanding Indebtedness of the Company and the Subsidiaries, including all net costs under Interest Rate Protection Agreements.

          "Consolidated Senior Debt" shall mean (i) the Loans and (ii) all other Consolidated Debt unless by the terms of the instrument creating or evidencing such other Consolidated Debt it is provided that such Consolidated Debt is subordinated in right of payment to the Loans.

          "Consolidated Stockholders' Equity" shall mean, for any period, "Total Stockholders' Equity" or the similar item, determined on a consolidated basis for the Company and the Subsidiaries, as shown on the most recent consolidated balance sheet for the Company and the Subsidiaries which has been delivered to the Administrative Agent pursuant to Section 8.1(a).

          "Consolidated Total Assets" shall mean, at any date of determination, "Total Assets" or the similar item, determined on a consolidated basis for the Company and the Subsidiaries, as shown on the most recent consolidated balance sheet for the Company and the Subsidiaries which has been delivered to the Administrative Agent pursuant to Section 8.1(a).

          "Consolidated Total Liabilities" shall mean, at any date of determination, "Total Liabilities and Stockholders Equity" or the similar item, determined on a consolidated basis for the Company and the Subsidiaries, as shown on the most recent consolidated balance sheet for the

Company and the Subsidiaries which has been delivered to the Administrative Agent pursuant to Section 8.1(a), less Consolidated Stockholders' Equity.

                  "Conversion/Continuance Date" shall mean the date on which a conversion of interest rates on outstanding Committed Loans, pursuant to a Conversion/Continuance Request, shall take effect.

                  "Conversion/Continuance Request" shall mean a request by the Company to convert or continue the interest rate on all or portions of outstanding Committed Loans pursuant to the terms hereof, which shall be substantially in the form of Exhibit A and shall specify, with respect to such outstanding Committed Loans, (i) the requested Conversion/Continuance Date, which shall be not less than three Business Days after the date of such Conversion/Continuance Request, (ii) the aggregate amount of the Committed Loans, from and after the Conversion/Continuance Date, which are to bear interest as ABR Loans or Eurodollar Loans and (iii) if any Committed Loans are Eurodollar Loans, the term of the Interest Periods therefor, if any.

                  "Credit Documents" shall mean this Agreement, the Notes and the Letters of Credit.

                   "Default" shall mean any event or circumstance which, with the giving of notice or the passage of time, or both, would become an Event of Default.

                  "Documentation Agent" shall mean Wells Fargo Bank, N.A., and shall also include any successor documentation agent hereunder.

                  "Effective Date" shall have the meaning given to such term in
Section 7.1.

                  "Environmental Claim" shall mean any notice, request for information, action, claim, order, proceeding, demand or direction (conditional or otherwise) based on, relating to, or arising out of, (i) any violation of any Environmental Law by the Company or any person acting on behalf of the Company, or (ii) any liabilities under any Environmental Law arising out of or otherwise in respect of any act, omission, event, condition or circumstance existing or occurring in connection with the Company, including liabilities relating to the release of Hazardous Substances (whether on-site or off-site), any claim by any third party (including tort suits for personal or bodily injury, tangible or intangible property damage, damage to the environment, nuisance and injunctive relief), fines, penalties or restrictions, or the transportation, storage, treatment or disposal of any Hazardous Substances.

                  "Environmental Law" shall mean (i) any federal, state, foreign and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, (a) relating to the protection, preservation or restoration of the environment, (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as now or hereafter in effect. The term

Environmental Law includes the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act, the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Federal Occupational Safety and Health Act of 1970, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" shall mean a corporation, partnership or other entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414(b), (c) or (m) of the Code.

                  "Eurodollar Lending Office" shall have the meaning given to such term in Section 4.3(d).

                  "Eurodollar Loans" shall mean Committed Loans which bear interest at a rate based upon Base LIBOR and in the manner set forth in Section 4.3.

                   "Eurodollar Reserve Percentage" shall mean, for any day, that percentage, expressed as a decimal, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserve requirements) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars in respect of eurocurrency funding liabilities. LIBOR shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" shall have the meaning given to such term in Section 9.1.

                  "Existing Credit Agreements" shall mean the 364-Day Credit Agreement and the Revolving Credit Agreement, each dated as of November 3, 1999, among the Company, the banks named therein, The Bank of New York, as agent, and Bank of America, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, as amended.

                  "Existing Letters of Credit" shall mean the letters of credit set forth on Schedule 1.1(a).

                  "Face Amount" shall mean, with respect to any Letter of Credit, at any time, the sum of (i) the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing) plus (ii) the aggregate amount of all payments made by the Issuing Bank thereunder that have not yet been reimbursed by or on behalf of the Company at such time.

                  "Facility Fee" shall have the meaning given to such term in
Section 2.13(a).

                  "Facility Fee Rate" shall mean, with respect to any Facility Fee payment, the facility fee rate set forth in the following chart applicable to the Pricing Level (determined as set forth under "Applicable Margin" above) in effect on the date on which such Facility Fee payment is due:

                    ----------------------------------------
                      Pricing Level           Facility Fee
                    ----------------------------------------
                            I                    0.150%
                    ----------------------------------------
                           II                    0.200%
                    ----------------------------------------
                           III                   0.250%
                    ----------------------------------------
                           IV                    0.300%
                    ----------------------------------------
                            V                    0.350%
                    ----------------------------------------
                           VI                    0.400%
                    ----------------------------------------

                  "Federal Funds Rate" shall mean, for any day, the rate (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) on such day for Federal Funds as published in H.15(519), or any successor publication, under the heading "Federal Funds (Effective)". In the event that such rate or such publication is not published with respect to such day, the Federal Funds Rate on such day shall be the "Federal Funds/Effective Rate" as posted by the Federal Reserve Bank of New York for that day in its publication "Composite Closing Quotations for U.S. Government Securities". The Federal Funds Rate for Saturdays, Sundays and any other day on which the Federal Reserve Bank of New York is closed shall be the Federal Funds Rate as in effect for the next preceding day for which such rates are published or posted, as the case may be.

                  "Fund" shall mean, any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" by any person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

                  "Hazardous Substance" shall mean any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Substance includes any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

                  "Increasing Lender" shall have the meaning given to such term in Section 12.13.

                  "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with letter of credit facilities, bankers' acceptance facilities, Interest Rate Protection Agreements or other similar facilities including currency swaps), other than indebtedness to trade creditors and service providers incurred in the ordinary course of business,
(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations of such Person,
(v) all Indebtedness referred to in clauses (i), (ii), (iii) or (iv) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,
(vi) all preferred stock issued by such Person which is redeemable prior to the full satisfaction of the Company's obligations under the Credit Documents (including repayment in full of the Loans and all interest accrued thereon), other than at the option of such Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and
(vii) all Indebtedness of others Guaranteed by such Person. For purposes of this Agreement, the amount of any Indebtedness under clauses (iii) and (v) shall be the lesser of (a) the principal amount of such Indebtedness and (b) the value of the property subject to the Lien referred to therein.

                  "Indemnitee" shall have the meaning given to such term in
Section 12.11.

                  "Interest Period" shall mean each one, two, three or six-month period, in the case of Eurodollar Loans; such period being the one selected by the Company pursuant to Section 2.2 or 4.4 hereof and commencing on the date the relevant loan is made or the last day of the current Interest Period, as the case may be.

                  "Interest Rate Protection Agreements" shall mean any interest rate swap agreement, interest rate cap agreement or similar arrangement used by a Person to fix or cap a floating rate of interest on Indebtedness to a negotiated maximum rate or amount.

                  "Issuing Bank" shall mean The Bank of New York, or any successor to the duties, obligations and rights of The Bank of New York, in its capacity as issuer of Letters of Credit hereunder.

                  "Lead Arranger and Book Runner" shall mean BNY Capital Markets, Inc.

                  "Lender" shall have the meaning given to such term in the preamble of this Agreement and shall also include any other financial institution which pursuant to the provisions hereof becomes a party to this Agreement and, as appropriate, the Issuing Bank.

                  "Letter of Credit" shall have the meaning given to such term in Section 3.1 and shall also include each of the Existing Letters of Credit.

                  "Letter of Credit Commitment" shall have the meaning given to such term in Section 3.1(a).

                  "Letter of Credit Fee" shall have the meaning given to such term in Section 3.1(i).

                  "Letter of Credit Notice" shall have the meaning given to such term in Section 3.1(c).

                  "LIBOR" shall mean, with respect to any Interest Period, the rate per annum (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) determined pursuant to the following formula:

                                              Base LIBOR
                                  -------------------------------------
                        LIBOR =   (1 - Eurodollar Reserve Percentage)

                  "Lien" shall mean, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (ii) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

                   "Loans" shall, collectively, mean the Committed Loans, the Negotiated Rate Loans and the Competitive Bid Loans and, individually, any Committed Loan, any Negotiated Rate Loan or any Competitive Bid Loan.

                  "Material Adverse Change" shall mean a material adverse change in the business, properties, condition (financial or otherwise) or operations of the Company and the Subsidiaries, taken as a whole, from that reflected in the December 31, 2001 financial statements referred to in Section 6.1(h)(i).

                  "Material Adverse Effect" shall mean (i) any material adverse effect on the business, properties, condition (financial or otherwise) or operations of the Company and the Subsidiaries, taken as a whole, from and after the date of any determination, (ii) any material adverse effect on the ability of the Company to perform its obligations hereunder and under the other Credit Documents, or (iii) any adverse effect on the legality, validity, binding effect or enforceability of this Agreement or any other Credit Document.

                  "Negotiated Rate Borrowing" shall mean one or more Negotiated Rate Loans made to the Company by one or more of the Lenders and of which the Administrative Agent is given notice by a Negotiated Rate Confirmation.

                  "Negotiated Rate Confirmation" shall mean the notice, in substantially the form of Exhibit D, pertaining to a Negotiated Rate Loan, and made pursuant to Section 2.6, duly completed and executed and personally delivered or transmitted by facsimile to the Company.

                  "Negotiated Rate Funding Date" shall mean the date specified in the Negotiated Rate Confirmation as the date of funding for the relevant Negotiated Rate Borrowing.

                  "Negotiated Rate Loan" shall mean a Loan that is made pursuant to Sections 2.5 to 2.8.

                  "Negotiated Rate Notes" shall mean, collectively, the promissory notes of the Company, each substantially in the form of Exhibit E.

                  "Notes" shall mean, collectively, the Committed Notes, the Negotiated Rate Notes and the Competitive Bid Notes.

                  "Participant" shall have the meaning given to such term in
Section 12.8(b).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Encumbrances" shall mean (i) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves (in accordance with GAAP) are being maintained, (ii) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance, (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) mechanics', workers', materialmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and (v) minor imperfections of title on real estate, provided such imperfections do not render title unmarketable.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean an employee benefit plan as defined in
Section 3(3) of ERISA which is maintained or contributed to by the Company or an ERISA Affiliate while such entity is an ERISA Affiliate.

                  "Prescribed Forms" shall mean such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of the Lender providing the form(s) or statement(s), (ii) the Code, or (iii) any applicable rule or regulation under the Code, permit the Company to make payments hereunder for the account of such Lender free of deduction or withholding for income or similar taxes.

                  "Properties" shall have the meaning given to such term in
Section 6.1(s).

                   "Pro Rata Share" shall mean, with respect to any Lender, the proportion of such Lender's Commitment to the Total Commitment of all the Lenders or, if the Total Commitment shall have been canceled or reduced to zero or expired, the proportion of such Lender's then outstanding Committed Loans to the aggregate amount of Committed Loans then outstanding.

                  "Reference Amount" shall mean, with respect to any Reference Bank and Interest Period, (i) if that Reference Bank is a Lender, the amount of that Lender's Eurodollar Loan scheduled to be outstanding during that Interest Period or (ii) if that Reference Bank is not a Lender, the amount scheduled to be outstanding during that Interest Period of the Eurodollar Loan of the office or affiliate of that Reference Bank that is a Lender, in either case, (a) without taking into account any reduction in the amount of any Lender's Loan through any assignment or transfer and (b) rounded up to the nearest integral multiple of $1,000,000.

                  "Reference Bank" shall mean each of The Bank of New York, Bank of America, N.A., Wachovia Bank, N.A. and Wells Fargo, N.A.

                  "Reimbursement Obligations" shall mean, collectively, the obligations of the Company in respect of Letters of Credit then outstanding under Section 3.1(g) to reimburse the Issuing Bank in respect of any drawing under a Letter of Credit.

                  "Required Lenders" shall mean, at any date, Lenders having at least 51% of the Total Commitment or, if the Total Commitment has been canceled or terminated, holding Notes and having participations (in accordance with Section 3.1(d)) in the then aggregate Face Amount of all issued and outstanding Letters of Credit evidencing or representing at least 51% of the then aggregate unpaid principal amount of the Loans and the then aggregate Face Amount of all issued and outstanding Letters of Credit.

                  "Single-Employer Plan" shall mean any Plan that is a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

                  "Subsidiary" shall mean any Person of which or in which the Company and its other Subsidiaries own directly or indirectly 50% or more of:

                     (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation,

                     (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture, limited liability company or similar entity, or

                     (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization;

provided that "Subsidiary" shall not include any such entity that the Company does not control. For the purposes of this paragraph, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting equity interests, by contract or otherwise.

                  "Successor Lender" shall have the meaning given to such term in Section 12.12(c).

                  "Syndication Agents" shall mean Bank of America, N.A. and Wachovia Bank, N.A., and shall also include any successor syndication agent(s) hereunder.

                  "Taxes" shall have the meaning given to such term in Section 5.4(a).

                  "Terminating Lender" shall have the meaning given to such term in Section 12.12(c).

                  "Termination Date" shall mean, with respect to any Lender, the earlier to occur of (i) the third anniversary of the date of this Agreement or such later date as may be agreed to by such Lender pursuant to Section 12.12 and
(ii) the date on which the obligations of such Lender to make loans hereunder shall terminate pursuant to Section 9.1 or the Total Commitment shall be reduced to zero pursuant to Section 2.4.

                  "Total Commitment" shall mean the aggregate Commitments of all the Lenders.

                  "Unmatured Surviving Obligations" shall mean, as of any date, any obligations under this Agreement which are contingent and unliquidated and not then due and payable on such date and which pursuant to the provisions of this Agreement survive termination of this Agreement.

                  "Utilization Fee" shall have the meaning given to such term in
Section 2.13(b).

                  "Wholly-Owned Subsidiary" shall mean any Subsidiary all the equity interests of which (other than directors' qualifying shares, if a corporation) at the time are owned directly or indirectly by the Company and/or one or more Wholly-Owned Subsidiaries of the Company.

                                   ARTICLE II.

                                    THE LOANS

         Section 2.1. Committed Loans. Prior to the Termination Date, and subject to the terms and conditions of this Agreement, upon the request of the Company, and upon the satisfaction by the Company or the waiver by each of the Lenders of each of the conditions contained in Section 7.2, each of the Lenders, severally and not jointly with the other Lenders, agrees to make one or more Committed Loans to the Company from time to time in an aggregate principal amount at any one time outstanding not to exceed its Commitment; provided that the sum of (i) the aggregate principal amount of outstanding Committed Loans,
(ii) the aggregate principal amount of outstanding Negotiated Rate Loans, (iii) the aggregate principal amount of outstanding Competitive Bid Loans and (iv) the aggregate Face Amount of issued and outstanding Letters of Credit may not exceed the Total Commitment.

         Section 2.2. Procedure for Committed Loans. (a) The Company may borrow Committed Loans by delivering a written Committed Loan Request to the Administrative Agent (i) at or before 11:00 a.m., New York City time, on the requested Borrowing Date therefor, in the case of ABR Loans, or (ii) at or before 12:00 noon, New York City time, on the date not less than three Business Days prior to the requested Borrowing Date therefor, in the case of Eurodollar Loans. Committed Loans shall be in the minimum aggregate amount of $1,000,000 or in integral multiples of $100,000 in excess thereof.

                 (b) Upon receipt of any Committed Loan Request from the Company, the Administrative Agent shall forthwith give written notice to each Lender of the substance thereof. Not later than 2:00 p.m., New York City time, on the Borrowing Date specified in such Committed Loan Request, each Lender shall make available to the Administrative Agent in immediately available funds at the office of the Administrative Agent at its address set forth on the signature pages hereof, such Lender's Pro Rata Share of the requested Committed Loans.

                 (c) Upon receipt by the Administrative Agent of all such funds the Administrative Agent shall disburse to the Company on the requested Borrowing Date the Committed Loans requested in such Committed Loan Request. The Administrative Agent may, but shall not be required to, advance on behalf of any Lender such Lender's Pro Rata Share of the Committed Loans on a Borrowing Date unless such Lender shall have notified the Administrative Agent prior to such Borrowing Date that it does not intend to make available its Pro Rata Share of such Committed Loans on such date. If the Administrative Agent makes such advance, the Administrative Agent shall be entitled to recover such amount on demand from the Lender on whose behalf such advance was made, and if such Lender does not pay the Administrative Agent the amount of such advance on demand, the Company shall promptly repay such amount to the Administrative Agent. Until such amount is repaid to the Administrative Agent by such Lender or the Company, such advance shall be deemed for all purposes to be a Loan made by the Administrative Agent. The Administrative Agent shall be entitled to recover from the Lender or the

Company, as the case may be, interest on the amount advanced by it for each day from the Borrowing Date therefor until repaid to the Administrative Agent, at a rate per annum equal to (i) in the case of the Lender, (1) the Federal Funds Rate, for the five-day period beginning on the Borrowing Date, and (2) the applicable rate on the Loans made on the Borrowing Date, for the period beginning on the sixth day after the Borrowing Date, and (ii) in the case of the Company, the applicable rate on the Loans made on the Borrowing Date.

                  (d) In lieu of delivering the written notice described above, the Company may give the Administrative Agent telephonic notice of any request for borrowing by the time required under this Section; provided that such telephonic notice shall be confirmed by delivery of a written Committed Loan Request to the Administrative Agent by no later than 3:00 p.m., New York City time, on the date of such telephonic notice.

         Section 2.3. Committed Notes. The Company's obligation to repay the Committed Loans shall be evidenced by Committed Notes, one such Committed Note payable to the order of each Lender. The Committed Note of each Lender shall (i) be in the principal amount of such Lender's Commitment, (ii) be dated the date of the initial Committed Loan and (iii) be stated to mature on the Termination Date as such date may be extended hereunder and bear interest from its date until maturity on the principal balance (from time to time outstanding thereunder) payable at the rates and in the manner provided herein. Each Lender is authorized to indicate upon the grid attached to its Committed Note all Committed Loans made by it pursuant to this Agreement, interest elections and payments of principal and interest thereon. Such notations shall be presumptive as to the aggregate unpaid principal amount of all Committed Loans made by such Lender, and interest due thereon, but the failure by any Lender to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Company hereunder or under the Committed Notes.

         Section 2.4. Cancellation or Reduction of the Commitments. The Company shall have the right, upon not less than three Business Days' written notice to the Administrative Agent and upon payment of the Facility Fees accrued through the date of such cancellation or reduction, with respect to the amount of the cancellation or reduction, to cancel the Total Commitment in full or to reduce the amount thereof; provided that the Total Commitment may not be canceled so long as any Loan or Letter of Credit remains outstanding or any Reimbursement Obligation remains unpaid; and provided further that the amount of any partial reduction in the Total Commitment shall not exceed the remainder of (i) the Total Commitment on such date minus (ii) the sum of the aggregate outstanding principal amount of all Committed Loans, Negotiated Rate Loans and Competitive Bid Loans on such date plus (iii) the aggregate Face Amount of all issued and outstanding Letters of Credit on such date. Partial reductions of the Total Commitment shall be in the amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if the aggregate outstanding amount of all Loans is less than $5,000,000, then the Total Commitment may be reduced to such amount). All such cancellations or reductions shall be permanent.

         Section 2.5. Negotiated Rate Loans. On the terms and subject to the conditions of this Agreement, each Lender, severally and for itself alone, may (but is not obligated to) make one or more Negotiated Rate Loans to the Company from time to time on or after the Effective Date and prior to such Lender's Termination Date in amounts determined as indicated in the Negotiated Rate Confirmation and for a term that, for each Negotiated Rate Loan, is not less than one day nor more than 270 days from the date of funding of such Negotiated Rate Loan as provided in Section 2.7; provided that the sum of (i) the aggregate principal amount of all outstanding Loans plus (ii) the aggregate Face Amount of all issued and outstanding Letters of Credit shall not at any time exceed the then Total Commitment.

         Section 2.6. Procedure for Negotiated Rate Loans. The Company may, from time to time, approach one or more of the Lenders to determine whether such Lender or Lenders will make one or more Negotiated Rate Loans. The Company and any Lender or Lenders shall, if each of them in their sole discretion elects to do so, agree to enter into one or more Negotiated Rate Loans as part of such proposed Negotiated Rate Borrowing on mutually agreed-upon terms and notify the Administrative Agent by delivering a written Negotiated Rate Confirmation from the Company and the Lender or Lenders proposing to make Negotiated Rate Loans before 12:30 p.m. (New York City time) on the date of the funding of such Negotiated Rate Loan, which shall be a Business Day (the "Negotiated Rate Funding Date"). Such Negotiated Rate Confirmation shall specify the amount of each Negotiated Rate Loan that such Lender or Lenders will make as part of such proposed Negotiated Rate Borrowing (which amounts may, subject to the proviso in Section 2.5, exceed each such Lender's Commitment), the Negotiated Rate Funding Date, the date or dates of maturity thereof, which date or dates may not occur after the Termination Date, the rate or rates of interest applicable thereto and all other terms thereof. Each Negotiated Rate Loan shall be made pursuant to a Negotiated Rate Confirmation. In lieu of delivering the written Negotiated Rate Confirmation described above, the Company may give the Administrative Agent telephonic notice of any Negotiated Rate Borrowing by the time required under this clause (a), provided that such telephonic notice shall be confirmed by delivery of a written Negotiated Rate Confirmation to the Administrative Agent by no later than 2:00 p.m., New York City time, on the date of such telephonic notice.

         Section 2.7. Funding of Negotiated Rate Loans. No later than 2:00 p.m. (New York City time) on the Negotiated Rate Funding Date, each Lender will make available to the Administrative Agent in dollars and immediately available funds at the office of the Administrative Agent at its address set forth on the signature pages hereof the Negotiated Rate Loan, if any, to be made by such Lender as part of the Negotiated Rate Borrowing to be made on such date in the manner provided above. Upon receipt by the Administrative Agent of all such funds, the Administrative Agent shall disburse to the Company on such date such Negotiated Rate Loan in like funds at the Company's account specified in the relevant Negotiated Rate Confirmation. The Administrative Agent may, but shall not be required to, advance on behalf of any Lender such Lender's Negotiated Rate Loan on a Borrowing Date unless such Lender shall have notified the Administrative Agent prior to such Borrowing Date that it does not intend to make available such Negotiated Rate Loan on such date. If the Administrative Agent makes such advance, the Administrative Agent shall be entitled to recover such amount on demand from the Lender on whose behalf such advance was made, and if such Lender does not pay the Administrative Agent the amount of such advance on demand, the Company shall promptly repay such amount to the Administrative Agent. Until such amount is repaid to the Administrative Agent by such Lender or the Company, such advance shall be deemed for all purposes to be a Negotiated Rate Loan made by the

Administrative Agent. The Administrative Agent shall be entitled to recover from the Lender or the Company, as the case may be, interest on the amount advanced by it for each day from the Borrowing Date therefor until repaid to the Administrative Agent, at a rate per annum equal to (i) in the case of the Lender, (1) the Federal Funds Rate, for the five-day period beginning on the Borrowing Date, and (2) the applicable rate on the Loans made on the Borrowing Date, for the period beginning on the sixth day after the Borrowing Date, and
(ii) in the case of the Company, the applicable rate on the Loans made on the Borrowing Date.

         Section 2.8. Negotiated Rate Notes. The Negotiated Rate Loans of each Lender shall be evidenced by a Negotiated Rate Note payable to the order of each Lender. The Negotiated Rate Note of each Lender shall (i) be in the principal amount of the Total Commitment, or such amount less than the Total Commitment as the Company and such Lender may agree, (ii) be dated not later than the date of the initial Negotiated Rate Confirmation relating to a Negotiated Rate Loan made by such Lender and (iii) be stated to mature on the Termination Date as such date may be extended hereunder and bear interest from its date until maturity on the principal balance (from time to time outstanding thereunder) payable at the rates and in the manner provided herein and in the applicable Negotiated Rate Confirmations. Each Lender is authorized to indicate upon the grid attached to its Negotiated Rate Note all Negotiated Rate Loans made by it pursuant to this Agreement, interest elections and payments of principal and interest thereon. Such notations shall be presumptive as to the aggregate unpaid principal amount of all Negotiated Rate Loans made by such Lender, and interest due thereon, but the failure by any Lender to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Company hereunder or under the Negotiated Rate Notes.

         Section 2.9. Competitive Bid Loans. On the terms and subject to the conditions of this Agreement, from time to time on or after the Effective Date and prior to the Termination Date, the Company may (but is not obligated to) make requests for Competitive Bids for Competitive Bid Loans and may (but is not obligated to) accept Competitive Bids and borrow Competitive Bid Loans for a term that, for each Competitive Bid Loan, is not less than seven days nor more than 270 days from the Borrowing Date of such Competitive Bid Loan; provided that the sum of (i) the aggregate principal amount of all outstanding Loans plus
(ii) the aggregate Face Amount of all issued and outstanding Letters of Credit shall not at any time exceed the then Total Commitment.

         Section 2.10. Procedure for Competitive Bid Loans.

                  (a) Competitive Bid Requests. To request Competitive Bids, the Company shall deliver a written Competitive Bid Request to the Administrative Agent not later than 1:00 p.m., New York City time, on the date not less than one Business Day prior to the Borrowing Date of the proposed Competitive Bid Borrowing; provided that (i) the Company may not submit more than one Competitive Bid Request on the same day and (ii) in lieu of delivering the written Competitive Bid Request described above, the Company may give the Administrative Agent telephonic notice of any request for Competitive Bids by the time required under this clause (a), provided that such telephonic notice shall be confirmed by delivery of a written Competitive Bid Request to the Administrative Agent by no later than 3:00 p.m., New York City time, on the date of such telephonic notice. Each such Competitive Bid Request shall specify the aggregate amount of the requested Competitive Bid

Borrowing, the proposed Borrowing Date of such Competitive Bid Borrowing, which shall be a Business Day, the date of maturity of the Competitive Bid Loans that are requested to be made as part of such Competitive Bid Borrowing, which date shall be a Business Day occurring on or before the Termination Date, and the Company's account to which funds are to be disbursed. Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by facsimile, inviting the Lenders to submit Competitive Bids.

                  (b) Competitive Bids. Each Lender may in its sole and absolute discretion make one or more Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be substantially in the form of Exhibit G and must be received by the Administrative Agent by facsimile not later than 11:30 a.m., New York City time, on the proposed Borrowing Date of such Competitive Bid Borrowing. Competitive Bids that do not conform substantially to the form of Exhibit G may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be the amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof and which may equal the entire principal amount of the Competitive Bid Borrowing requested by the Company) of the Competitive Bid Loan or Loans that the Lender is willing to make, (ii) the rate of interest (the "Competitive Bid Rate") at which the Lender is prepared to make such Loan (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the term applicable to each such Competitive Bid Loan and the date of maturity of such Competitive Bid Loan.

                  (c) Acceptance/Rejections of Competitive Bids. The Administrative Agent shall promptly notify the Company by facsimile of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid. Subject only to the provisions of this paragraph, the Company may in its sole and absolute discretion accept or reject any Competitive Bid. The Company shall notify the Administrative Agent by telephone, confirmed by facsimile in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid not later than 12:30 p.m., New York City time, on the proposed Borrowing Date of the Competitive Bid Borrowing; provided that (i) the failure of the Company to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Company shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Company rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the aggregate amount of the requested Competitive Bid Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Company may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each Competitive Bid and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in the amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof; provided that if a Competitive Bid Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Bid Loan may be for an amount of $1,000,000 or any integral multiple in excess thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Company. A notice given by the Company pursuant to this paragraph shall be irrevocable.

                  (d) Competitive Bid Confirmation. The Administrative Agent shall promptly notify each bidding Lender by facsimile whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, on the terms and subject to the conditions of this Agreement, to make the Competitive Bid Loan in respect of which its Competitive Bid has been accepted.

                  (e) Competitive Bids by the Administrative Agent. If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Company at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

         Section 2.11. Funding of Competitive Bid Loans. No later than 2:00 p.m., New York City time, on the relevant Borrowing Date, each Lender will make available to the Administrative Agent in dollars and immediately available funds at the office of the Administrative Agent at its address set forth on the signature pages hereof, each Competitive Bid Loan, if any, to be made by such Lender as part of the Competitive Bid Borrowing to be made on such date in the manner provided above. Upon receipt by the Administrative Agent of all such funds, the Administrative Agent shall disburse to the Company on such date such Competitive Bid Loan in like funds at the Company's account specified in the relevant Competitive Bid Request. The Administrative Agent may, but shall not be required to, advance on behalf of any Lender such Lender's Competitive Bid Loan on a Borrowing Date unless such Lender shall have notified the Administrative Agent prior to such Borrowing Date that it does not intend to make available such Competitive Bid Loan on such date. If the Administrative Agent makes such advance, the Administrative Agent shall be entitled to recover such amount on demand from the Lender on whose behalf such advance was made, and if such Lender does not pay the Administrative Agent the amount of such advance on demand, the Company shall promptly repay such amount to the Administrative Agent. Until such amount is repaid to the Administrative Agent by such Lender or the Company, such advance shall be deemed for all purposes to be a Competitive Bid Loan made by the Administrative Agent. The Administrative Agent shall be entitled to recover from the Lender or the Company, as the case may be, interest on the amount advanced by it for each day from the Borrowing Date therefor until repaid to the Administrative Agent, at a rate per annum equal to (i) in the case of the Lender, (1) the Federal Funds Rate, for the five-day period beginning on the Borrowing Date, and (2) the applicable rate on the Loans made on the Borrowing Date, for the period beginning on the sixth day after the Borrowing Date, and
(ii) in the case of the Company, the applicable rate on the Loans made on the Borrowing Date.

         Section 2.12. Competitive Bid Notes. The Competitive Bid Loans of each Lender shall be evidenced by a Competitive Bid Note payable to the order of each Lender. The Competitive Bid Note of each Lender shall (i) be in the principal amount of the Total Commitment, or such amount less than the Total Commitment as the Company and such Lender may agree, (ii) be dated not later than the date of the initial Competitive Bid Loan made by such Lender and (iii) be stated to mature on the Termination Date as such date may be extended hereunder and bear interest from its date until maturity on the principal balance (from time to time outstanding thereunder) payable at the rates and in the manner provided herein. Each Lender is authorized to indicate upon the grid attached to its Competitive Bid Note all Competitive Bid Loans made by it pursuant to this Agreement, interest elections and payments of principal and interest thereon. Such notations shall be presumptive as to the aggregate unpaid principal amount of all Competitive Bid Loans made by such Lender, and interest due thereon, but the failure by any Lender to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Company hereunder or under the Competitive Bid Notes.

         Section 2.13. Certain Fees. (a) The Company shall pay to the Administrative Agent for the pro rata account of the Lenders for each day during the period from and including the Effective Date through but excluding the Termination Date a fee (the "Facility Fee") equal to the Facility Fee Rate per annum (on the basis of a 360-day year for the actual number of days involved) on the daily average amount of the Total Commitment during the quarter with respect to which such Facility Fee is being paid. Such fee shall be payable in arrears on the last day of each calendar quarter, commencing on the first such date after the Effective Date, on any date that the Total Commitment is canceled or reduced pursuant to Section 2.4 (but only with respect to the amount of such cancellation or reduction) and on the Termination Date.

                  (b) The Company shall pay to the Administrative Agent for the pro rata account of the Lenders for each day during the period from and including the Effective Date through but excluding the Termination Date, a fee (the "Utilization Fee") equal to 0.125% per annum (on the basis of a 360-day year for the actual number of days involved) on the sum of the aggregate unpaid principal amount of all Committed Loans and the aggregate Face Amount of all issued and outstanding Letters of Credit on such day, provided that such sum is greater than 50% of the Total Commitment on such day. Such fee shall be payable in arrears on the last day of each calendar quarter, commencing on the first such date after the date hereof, and on the Termination Date.


                  (c) The Company shall pay to each of the Administrative Agent and the Lenders, for its account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent or such Lender, as the case may be.

         Section 2.14. Optional Prepayment. The Company shall have the right, on not less than three Business Days' written notice to the Administrative Agent, in the case of Eurodollar Loans, and on not less than one Business Day's written notice to the Administrative Agent, in the case of ABR Loans, Negotiated Rate Loans and Competitive Bid Loans, to prepay Loans that, in the case of all Loans other than Negotiated Rate Loans, bear interest on the same basis and having the same Interest Periods, if any, or terms, as the case may be, in whole or in part, without premium or penalty, in the aggregate principal amount of $1,000,000 or in integral multiples of $250,000 in excess thereof (or, if the unpaid principal amount of such Loan is less than $1,000,000, then all of such lesser amount), together with accrued interest on the principal being prepaid to the date of prepayment, the amounts required by Section 5.3 and, in the case of Negotiated Rate Loans, such other compensation as may be agreed to by the Company and the Lender making such Negotiated Rate Loan and as to which the Company and such Lender shall have promptly notified the Administrative Agent; provided that the Company shall not have the right to prepay any Negotiated Rate Loan or any Competitive Bid Loan without the prior written consent of the Lender making such Negotiated Rate Loan or such Competitive Bid Loan, as the case may be. Subject to the terms and conditions hereof, prepaid Loans may be reborrowed.

                                  ARTICLE III.

                                LETTERS OF CREDIT

         Section 3.1. Letters of Credit Subject to the terms and conditions hereof, the Issuing Bank shall issue letters of credit (each, a "Letter of Credit") for the account of the Company.

                  (a) The commitment hereunder of the Issuing Bank to issue or renew Letters of Credit (the "Letter of Credit Commitment") shall be equal to the lesser of (i) $50,000,000 and (ii) the difference between the Total Commitment less the sum of the aggregate outstanding principal amount of all Loans on such date.

                  (b) The Letters of Credit (i) shall have an aggregate Face Amount not in excess of the Letter of Credit Commitment, (ii) may, at the sole option of the Issuing Bank, be renewable if so requested by the Company using the form for such request then in general use by the Issuing Bank and (iii) shall have an expiration date no later than the earlier of (1) 365 days after the date of issuance thereof and (2) five Business Days prior to the Termination Date.

                  (c) The Company shall, no later than 2:00 p.m., New York City time, on the date not less than three Business Days (or such lesser period to which the Issuing Bank may agree in writing) before the date on which issuance or renewal of a Letter of Credit is desired, give the Administrative Agent written notice substantially in the form of Exhibit L (effective upon receipt) (a "Letter of Credit Notice") specifying the date on which each Letter of Credit is to be issued or renewed, the requested expiration date thereof and the stated amount thereof, and attaching a proposed form of such letter of credit or other applicable form accompanied by a completed form of application for issuance or renewal of a letter of credit, using such standard form as shall then be in general use by the Issuing Bank. Upon receipt of such notice, the Administrative Agent shall notify the Issuing Bank and each Lender of the contents thereof. Notwithstanding the foregoing, in lieu of delivering the written notice described above, the Company may give the Administrative Agent and the Issuing Bank telephonic notice of any request for the issuance or renewal of a Letter of Credit by the time required under this clause (c), provided that such telephonic notice shall be confirmed by delivery of a written Letter of Credit Notice to the Administrative Agent and the Issuing Bank by no later than 4:00 p.m., New York City time, on the date of such telephonic notice.

                  (d) Upon the date of issuance or renewal of each Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender hereby irrevocably agrees to purchase, and each Lender shall be deemed, without further action by any party hereto, to have purchased, from the Issuing Bank, an undivided and continuing participation in such Letter of Credit, in accordance with such Lender's Pro Rata Share.

          (e) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company and the Administrative Agent as to the amount paid or to be paid as a result of such demand and the respective payment date.

          (f) Each Lender shall, upon request by the Issuing Bank (with a copy to the Administrative Agent), remit to the Issuing Bank, through the Administrative Agent, such Lender's share (as determined in accordance with Section 3.1(d) above) of the payment made by the Issuing Bank together with interest thereon for each day from the day of demand through the day of payment at a rate equal to the Federal Funds Rate, changing as and when said rate shall change, plus, for each day from the day three Business Days after such demand through the day of payment, two percent. If the Issuing Bank shall have made such request to any Lender prior to 12:00 noon, New York City time, on a Business Day, such payment shall be made by each Lender no later than 2:00 p.m., New York City time, on such Business Day, otherwise such payment shall be made no later than 2:00 p.m., New York City time, on the next Business Day.

          (g) The Company shall, not later than 2:00 p.m., New York City time, on the date of payment of each drawing, reimburse the Issuing Bank, through the Administrative Agent, for any amounts paid by the Issuing Bank under any Letter of Credit. The Issuing Bank shall promptly remit to each Lender, through the Administrative Agent, such Lender's share (as determined in accordance with Section 3.1(d)) of any payment received by the Issuing Bank to the extent that such Lender has reimbursed the Issuing Bank in accordance with
Section 3.1(f). To the extent that the Company does not reimburse the Issuing Bank, by means of payment pursuant to this clause (g) or by means of Loans made pursuant to Section 3.1(h), for any payment by the Issuing Bank under any Letter of Credit on the date of such payment, such amounts not reimbursed shall accrue interest, payable on demand, at the rate per annum (on the basis of a 365-day year for the actual number of days involved) equal to the sum of (i) 2% per annum and (ii) the rate of interest then applicable to ABR Loans, changing as and when said rate shall change.

          (h) The Company may request that the Lenders make a Committed Loan in order to pay its Reimbursement Obligation in respect of any payment of each drawing under any Letter of Credit. To the extent that the Company has not otherwise paid such Reimbursement Obligation on the date of any such drawing, the Company shall be deemed to have given a timely notice of request for Loans to be made on such day as ABR Loans in an aggregate amount of such Reimbursement Obligation; such Loans, if made consistently with the provisions of this Agreement, shall be deemed to have been made on the date of such drawing. On the day that Loans are to be made in order to pay such Reimbursement Obligation, each Lender shall, subject to and in accordance with the terms and conditions of this Agreement (including satisfaction of the conditions set forth in Article VII hereof), make a Loan, the proceeds of which shall be applied to such Reimbursement Obligation; provided that such Loan may be in amounts less than the minimum aggregate principal amount or in amounts other than in multiples of $100,000 in excess thereof as required by Section 2.2(a); and provided further that, with respect to such Loan, such Lender shall be required to make available to the Issuing Bank under Section 2.2(b) only an amount equal to the difference, if any, between the amount of such Loan and the amount remitted through the Administrative Agent to the Issuing Bank pursuant to Section 3.1(f). Nothing in this paragraph (h) shall limit each Lender's irrevocable obligations with respect to participations in each Letter of Credit pursuant to this Section.

          (i) The Company shall pay to the Administrative Agent for the account of each Lender a letter of credit fee (the "Letter of Credit Fee") on such Lender's share (as determined in accordance with Section 3.1(d)) of each Letter of Credit on the daily average undrawn Face Amount of such Letter of Credit for the period from and including the date of issuance thereof to and including the date of expiration or termination thereof at a rate per annum (on the basis of a 360-day year for the actual number of days involved) equal to the Applicable Margin. Such fee shall be payable in arrears on the last day of each calendar quarter and on the date of expiration of such Letter of Credit; provided that if any such day is not a Business Day, such fee shall be payable on the next preceding Business Day.

          (j) The obligations of the Company under this Section shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including circumstances such as: (i) any lack of validity or enforceability of any Letter of Credit or any other Credit Document; (ii) the existence of any claim, set-off, defense or other right that the Company or any other Person may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction; (iii) any draft, certificate, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect; (iv) payment to the beneficiary of such Letter of Credit by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit, or payment to the beneficiary of such Letter of Credit by the Issuing Bank under the Letter of Credit in any other circumstances in which conditions to payment are not met, except any such payment resulting solely from the gross negligence or willfull misconduct of the Issuing Bank; or (v) any other event, condition or circumstance whatever, whether or not similar to any of the foregoing. The Company bears the risk of, and none of the Issuing Bank, any of its directors, officers, employees or agents, the Administrative Agent or any Lender shall be liable or responsible for, any of the foregoing matters, the use that may be made of any Letter of Credit or acts or omissions of the beneficiary or any transferee in connection therewith.

          (k) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes hereof (including Section 2.4) in an amount equal to such Lender's share (as determined in accordance with Section 3.1(d)) of the then Face Amount of such Letter of Credit; provided that for the purpose of determining whether any requested Loan or Letter of Credit would exceed the Total Commitment if made, on each day during the period commencing with the giving of notice by the Company to the Administrative Agent and the Issuing Bank of a requested Letter of Credit pursuant to Section 3.1(c), the Commitment of each

Lender shall be deemed to be utilized in an amount equal to such Lender's Commitment with respect to the then Face Amount of such Letter of Credit.

          (l) The issuance and renewal by the Issuing Bank of each Letter of Credit shall, in addition to the conditions set forth in Article VII, be subject to the conditions precedent that such Letter of Credit shall be in such form as shall be satisfactory to the Issuing Bank in its reasonable discretion and that the Company shall have executed and delivered such other agreements, instruments and other documents relating to such Letter of Credit as the Issuing Bank shall have reasonably requested.

          (m) If, at any time, after the Issuing Bank has made payment on a demand under a Letter of Credit and has received from any Lender such Lender's share of such payment, and the Issuing Bank receives any payment or makes any application of funds on account of the Company's Reimbursement Obligations under such Letter of Credit arising from such payment, the Issuing Bank will pay to the Administrative Agent, for the account of such Lender, such Lender's share (as determined in accordance with Section 3.1(d)) of such payment.

          (n) If any amount received by the Issuing Bank on account of any Letter of Credit or any Reimbursement Obligation shall be avoided, rescinded or otherwise returned or paid over by the Issuing Bank for any reason at any time, whether before or after the termination of this Agreement (or the Issuing Bank believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each Lender shall, promptly upon notice from the Issuing Bank, pay over to the Administrative Agent for the account of the Issuing Bank its share (as determined in accordance with Section 3.1(d)) of such amount, together with its Pro Rata Share of any interest or penalties payable with respect thereto.

          (o) In the event that the obligations of any Lender to make Loans or of the Issuing Bank to issue or renew Letters of Credit terminates upon the occurrence of an Event of Default or otherwise, upon such termination, the Company shall, prior to the Termination Date, either (i) cause all Letters of Credit to be returned to the Issuing Bank for cancellation or (ii) deposit with, and under the sole dominion and control of, the Administrative Agent for the benefit of the Issuing Bank and the Lenders an amount of cash equal to the sum of the Face Amount of all Letters of Credit not so returned to the Issuing Bank upon such termination. The Administrative Agent shall hold funds so deposited for the ratable benefit of the Issuing Bank and the Lenders as collateral against the obligation of the Issuing Bank and the Lenders to pay such Letters of Credit in the event of any draw with respect hereto and the obligation of the Company to pay such Reimbursement Obligations. The Administrative Agent shall return to the Company any amounts deposited with it pursuant to this clause (o) promptly upon the expiration or cancellation of each Letter of Credit and the payment of each Reimbursement Obligation with respect to which such funds were deposited.

          (p) Notwithstanding any other provision hereof, each Lender hereby agrees that its obligation to participate in each Letter of Credit issued or renewed in accordance herewith, its obligation to make the payments specified in this Section, and the right of the Issuing Bank to receive such payments in the manner specified therein are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatsoever. The failure of any Lender to make any such payment shall not relieve any other Lender of its funding obligation hereunder on the date due, but no Lender shall be responsible for the failure of any other Lender to meet its funding obligations hereunder.

                                   ARTICLE IV.

                           INTEREST, CONVERSION, ETC.

     Section 4.1. Procedure for Interest Rate Determination. (a) Unless the Company shall request in a Committed Loan Request or in a Conversion/Continuance Request that the Committed Loans (or portions thereof) bear interest as Eurodollar Loans, the Committed Loans shall bear interest as ABR Loans.

          (b) Each Negotiated Rate Loan shall bear interest at the rate per annum and subject to change or adjustment, if any, as agreed to by the Company and the Lender making such Negotiated Rate Loan and as set forth in a Negotiated Rate Confirmation.

          (c) Each Competitive Bid Loan shall bear interest at the Competitive Bid Rate applicable to such Competitive Bid Loan.

     Section 4.2. Interest on ABR Loans and Competitive Bid Loans. (a) Interest on ABR Loans. Each ABR Loan shall bear interest from the date of such ABR Loan until maturity thereof or until such ABR Loan is repaid, or the beginning of any relevant Interest Period, as the case may be, payable in arrears on the last day of each calendar quarter of each year, commencing with the first such date after the date hereof, and on the date such ABR Loan is repaid, at a rate per annum (on the basis of a 365- or 366-day year for the actual number of days involved in the case of ABR Loans which accrue interest based upon the Prime Rate and on the basis of a 360-day year for the actual number of days involved in the case of ABR Loans which accrue interest based upon the Federal Funds Rate) equal to the Base Rate in effect from time to time, which rate shall change as and when said Base Rate shall change.

          (b) Interest on Competitive Bid Loans. Each Competitive Bid Loan shall bear interest from the date of such Competitive Bid Loan until maturity thereof or until such Competitive Bid Loan is repaid, payable in arrears, with respect to a term of 90 days or less, on the maturity date of such Competitive Bid Loan, and with respect to a term of more than 90 days, on the day which is 90 days after the date of such Competitive Bid Loan and the last day of each subsequent 90-day period thereafter or, if sooner, the maturity date of such Competitive Bid Loan, at a rate per annum (on the basis of a 360-day year for the actual number of days involved) equal to the Competitive Bid Rate applicable to such Competitive Bid Loan.

     Section 4.3. Interest on Eurodollar Loans. (a) Each Eurodollar Loan shall bear interest from the date of such Eurodollar Loan until maturity thereof or until such Loan is repaid, payable in arrears, with respect to Interest Periods of three months or less, on the last day of such Interest Period, and with respect to Interest Periods longer than three months, on the day which is three months after the commencement of such Interest Period, and on the last day of such Interest Period, at a rate per annum (on the basis of a 360-day year for the actual number of days involved), determined by the Administrative Agent with respect to each Interest Period with respect to Eurodollar Loans, equal to the sum of (i) the Applicable Margin and (ii) LIBOR.

          (b) The Interest Period for each Eurodollar Loan shall be selected by the Company at least three Business Days prior to the beginning of such Interest Period. If the Company fails to notify the Administrative Agent of the Interest Period for a subsequent Eurodollar Loan at least three Business Days prior to the last day of the then current Interest Period of an outstanding Eurodollar Loan, then such outstanding Eurodollar Loan shall become an ABR Loan at the end of such current Interest Period.

          (c) Notwithstanding the foregoing: (i) if any Interest Period for a Eurodollar Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (iii) no Interest Period for a Eurodollar Loan may extend beyond the Termination Date.

          (d) Eurodollar Loans shall be made by each Lender from its branch or affiliate identified as its Eurodollar Lending Office on the signature page hereto, or such other branch or affiliate (with respect to such Lender, its "Eurodollar Lending Office") as it may hereafter designate to the Company and the Administrative Agent as its Eurodollar Lending Office. A Lender shall not change its Eurodollar Lending Office designation if it, at the time of the making of such change, increases the amounts that would have been payable by the Company to such Lender under this Agreement in the absence of such a change.

     Section 4.4. Conversion/Continuance. (a) The Company may request, by delivery to the Administrative Agent of a written Conversion/Continuance Request not less than three Business Days prior to a requested Conversion/Continuance Date, that all or portions of the outstanding Committed Loans, in the aggregate amount of $1,000,000 or in integral multiples of $100,000 in excess thereof (or, if the aggregate amount of outstanding Loans is less than $1,000,000, then all such lesser amount), to bear interest from and after the Conversion/Continuance Date as either ABR Loans or Eurodollar Loans.

          (b) Upon receipt of any such Conversion/Continuance Request from the Company, the Administrative Agent shall forthwith give notice to each Lender of the substance thereof. Effective on such Conversion/Continuance Date and upon payment by the Company of the amounts, if any, required by Section 5.3, the Committed Loans or portions thereof as to which the Conversion/Continuance Request was made shall commence to accrue interest as set forth in this Article for the interest rate selected by the Company. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing, (i) no outstanding Committed Loans may be converted to or continued as Eurodollar Loans and (ii) unless repaid, each Eurodollar Loan shall be converted to an ABR Loan at the end of the Interest Period applicable thereto.

          (c) In lieu of delivering the above described notice, the Company may give the Administrative Agent telephonic notice hereunder by the required time under this Section; provided that such telephonic notice shall be confirmed by delivery of a written notice to the Administrative Agent by no later than 4:00 p.m., New York City time, the date of such telephonic notice.

     Section 4.5. Post Default Interest. Upon the occurrence and during the continuation of an Event of Default, all Loans and any unpaid installment of interest thereon shall bear interest at a rate per annum (on the basis of a 360-day year for the actual number of days involved) equal to the sum of (i) 2% and (ii) with respect to ABR Loans, the rate of interest then applicable to ABR Loans, changing as and when said rate shall change; with respect to Eurodollar Loans, the rate of interest applicable to each such Eurodollar Loan; with respect to Competitive Bid Loans, the Competitive Bid Rate applicable to each such Competitive Bid Loan; and, with respect to Negotiated Rate Loans, the agreed-upon rate of interest applicable to each such Negotiated Rate Loan, changing as and when said rate shall change if such rate shall be subject to change. Interest payable pursuant to this Section shall be payable on demand.

     Section 4.6. Maximum Interest Rate. (a) Nothing in this Agreement or the Notes shall require the Company to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section 12.1 is intended to limit the rate of interest payable for the account of any Lender to the maximum rate permitted by the laws of the State of New York (or any other applicable law) if a higher rate is permitted with respect to such Lender by supervening provisions of U.S. Federal law.

          (b) If the amount of interest payable for the account of any Lender on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Article, would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall automatically be reduced to such maximum permissible amount.

                                   ARTICLE V.

                            DISBURSEMENT AND PAYMENT

     Section 5.1. Pro Rata Treatment. Each payment of the Facility Fee and the Utilization Fee and each reduction of the Total Commitment shall be apportioned among the Lenders in proportion to each Lender's Pro Rata Share. Except as provided in Section 5.4 or 5.5, the Committed Notes or portions thereof as to which a Conversion/Continuance Request has been made pursuant to Section

4.4 shall at all times bear interest on the same basis (as ABR Loans and Eurodollar Loans), and the Interest Periods applicable thereto, if any, shall be of the same duration.

     Section 5.2. Method of Payment; Insufficient Funds.

          (a) All payments by the Company hereunder and under the Committed Notes, the Negotiated Rate Notes and the Competitive Bid Notes or in connection with the Letters of Credit shall be made to the Administrative Agent, for its account or for the account of the Lender or Lenders entitled thereto, as the case may be, in lawful money of the United States and in immediately available funds at the office of the Administrative Agent on the date when due without set-off, counterclaim or other deduction.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts then due of principal under the Committed Notes, the Negotiated Rate Notes and the Competitive Bid Notes, Reimbursement Obligations, and interest, fees and commissions hereunder, such funds shall be applied (i) first, towards payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties, and (ii) second, towards payment of principal under the Committed Notes, the Negotiated Rate Notes and the Competitive Bid Notes and Reimbursement Obligations then due, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.

     Section 5.3. Compensation for Losses.

          (a) Compensation. In the event that (i) the Company makes a prepayment under Section 2.14 on a day other than the last day of the Interest Period for the amount so prepaid, in the case of Eurodollar Loans, or the scheduled maturity date of the amount so prepaid, in the case of Negotiated Rate Loans or Competitive Bid Loans, (ii) a Conversion/Continuance Date selected pursuant to Section 4.4 falls on a day other than the last day of the Interest Period for the amount as to which a conversion is made, (iii) the Company revokes any notice given under Section 2.2 requesting Eurodollar Loans, (iv) Eurodollar Loans are converted into ABR Loans pursuant to Section 5.5 on a day other than the last day of the Interest Period for the Eurodollar Loans so converted, (v) Eurodollar Loans, Negotiated Rate Loans or Competitive Bid Loans shall be declared to be due and payable prior to the scheduled maturity thereof pursuant to Section 9.1, or (vi) the Company shall fail to borrow any Competitive Bid Loan after accepting the Competitive Bid to make such Competitive Bid Loan or shall fail to borrow any Negotiated Rate Loan after delivering the Negotiated Rate Confirmation for such Negotiated Rate Loan in accordance with Section 2.6, the Company shall pay to the Administrative Agent for the account of each Lender promptly after demand by such Lender (with notice to the Administrative Agent) an amount which will compensate such Lender for any costs and losses incurred by such Lender as a result of such prepayment, revocation of notice, conversion, declaration or failure to borrow in respect of funds obtained for the purpose of making or maintaining such Lender's Eurodollar Loans, Negotiated Rate Loans or Competitive Bid Loans, as the case may be, or any part thereof. Such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid, declared due and payable, converted, or not borrowed, for the period from the date of such payment or prepayment or declaration or conversion or failure to borrow to the last day of the relevant Interest Period or scheduled maturity date, as the case may be, (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure to borrow or the maturity date that would have been scheduled for the relevant Negotiated Rate Loan or Competitive Bid Loan, as the case may be) in each case at the applicable rate of interest for the relevant Loan provided for herein (excluding, however, the Applicable Margin included therein) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading Lenders in the London interbank market, in the case of Eurodollar Loans, or the rate of interest (as reasonably determined by such Lender) which would have been quoted by such Lender with respect to such amount for a comparable period, in all other cases.

          (b) Certificate, Etc. Each Lender shall promptly notify the Company, with a copy to the Administrative Agent, upon becoming aware that the Company may be required to make any payment pursuant to this Section. When requesting payment pursuant to this Section, each Lender shall provide to the Company, with a copy to the Administrative Agent, a certificate, signed by an officer of such Lender, setting forth the amount required to be paid by the Company to such Lender and the computations made by such Lender to determine such amount. In the absence of manifest error, such certificate shall be conclusive and binding on the Company as to the amount so required to be paid by the Company to such Lender.

          (c) Participants. Subject to Section 12.8(e), each Participant shall be deemed a "Lender" for the purposes of this Section.

     Section 5.4. Withholding, Additional Costs and Capital Adequacy.

          (a) Withholding. To the extent permitted by law, all payments under this Agreement and under the Notes (including payments of principal and interest) shall be payable to each Lender free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges (collectively, the "Taxes"); provided that "Taxes" shall not include taxes imposed on or measured by the overall net income of any Lender by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income of any foreign office, branch or subsidiary of such Lender by any foreign country or subdivision thereof in which such office, branch or subsidiary is doing business. If any Taxes are required to be withheld or deducted from any amount payable under this Agreement or any Note, then the amount payable under this Agreement or such Note shall be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to such Lender the amount stated to be payable under this Agreement or such Note. The Company shall execute and deliver to any Lender upon its request such further instruments as may be necessary or desirable to give full force and effect to any such increase, including a new Note of the Company to be issued in exchange for any Note theretofore issued. If any of the Taxes specified in this Section are paid by any Lender, the Company shall, not later than 10 days after demand of such Lender (with a copy to the Administrative Agent) make payment to the Administrative Agent for the account of such Lender to reimburse such Lender for such payments, together with any interest, penalties and expenses incurred in connection therewith, plus interest thereon commencing 10 days after such demand at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the sum of 2% and the interest rate then applicable to ABR Loans, changing as and when such rate shall change, from the date such payment or payments are made by such Lender to the date of reimbursement by the Company; provided that the Company shall not be required to indemnify any Lender or Participant for penalties and expenses that result from the gross negligence or willful misconduct of such Lender or Participant. The Company shall deliver to the Administrative Agent certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Company hereunder. Notwithstanding the foregoing, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold (and shall not be required to make payments as otherwise required in this Section on account of such deductions or withholdings) income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Lender other than a Lender (i) who is a U.S. Person for U.S. Federal income tax purposes or (ii) who has the Prescribed Forms on file with the Company for the applicable year to the extent deduction or withholding of such taxes is not required as a result of such filing of such Prescribed Forms; provided that if the Company shall so deduct or withhold any such taxes, it shall provide a statement to the Administrative Agent and such Lender, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender may reasonably request for assisting such Lender to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender is subject to tax.

          (b) Additional Costs. If, after the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof or the enactment of any law or regulation shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Lenders' Commitments or the Loans or (ii) impose on any Lender any other condition regarding this Agreement, the Notes, its Commitment or the Loans and the result of any event referred to in subclause (i) or (ii) of this clause (b) shall be to increase the cost to any Lender of maintaining its Commitment or the Loans (which increase in cost shall be calculated in accordance with each Lender's reasonable averaging and attribution methods) by an amount which any such Lender deems to be material, then, upon written demand by such Lender (with a copy to the Administrative Agent), the Company shall pay to the Administrative Agent for the account of such Lender within 10 days of such written demand an amount equal to such increase in cost; provided that in respect of any Loan, no such compensation shall be payable to the extent that, in the reasonable opinion of such Lender, the interest rate on the Loans has been adjusted to account for such increased cost. Such amount shall bear interest, commencing 10 days after receipt by the Company of such demand until payment in full thereof, at a rate per annum (based on a 360-day year, for the actual number of days involved) equal to the sum of 2% and the interest rate then applicable to ABR Loans, changing as and when such rate shall change.

          (c) Capital Adequacy. If any Lender shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (including any such adoption or change made prior to the date hereof but not effective until after the date hereof), or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital for any such Lender or any corporation controlling such Lender as a consequence of its obligations under this Agreement to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy), then from time to time, not later than 10 days after written demand by such Lender (with a copy to the Administrative Agent), the Company shall pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction, plus interest thereon commencing 10 days after receipt by the Company of such written demand at a rate per annum (based on a 360-day year, for the actual number of days involved) equal to the sum of 2% and the interest rate then applicable to ABR Loans, changing as and when such rate shall change, from the date of such demand by such Lender to the date of payment by the Company.

          (d) Lending Office Designations. Before giving any notice to the Company pursuant to this Section, each Lender shall, if possible, designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          (e) Certificate, Etc. Each Lender shall promptly notify the Company, with a copy to the Administrative Agent, upon becoming aware that the Company may be required to make any payment pursuant to this Section. When requesting payment pursuant to this Section, each Lender shall provide to the Company, with a copy to the Administrative Agent, a certificate, signed by an officer of such Lender, setting forth the amount required to be paid by the Company to such Lender and the computations made by such Lender to determine such amount. Determinations and allocations by such Lender for purposes of this Section shall be conclusive, provided that such determinations and allocations are made on a reasonable basis and are mathematically accurate. Allocations shall not be deemed reasonable unless made ratably, to the extent practical, to all of the affected Lender's or controlling corporation's assets, commitments, activities or other relevant aspects of such Lender's or controlling corporation's business. In the absence of manifest error, such certificate shall be conclusive and binding on the Company as to the amount so required to be paid by the Company to such Lender.

          (f) Participants. Subject to Section 12.8(e), each Participant shall be deemed a "Lender" for the purposes of this Section.

     Section 5.5. Unavailability. If at any time any Lender shall have determined in good faith (which determination shall be conclusive) that the making or maintenance of all or any part of such Lender's Eurodollar Loans has been made impracticable or unlawful because of compliance by such Lender in good faith with any law or guideline or interpretation or administration thereof by any official body charged with the interpretation or administration thereof or with any request or directive of such body (whether or not having the effect of law), because U.S. dollar deposits in the amount and requested maturity of such Eurodollar Loans are not available to the Lender in the London Eurodollar interbank market, or because of any other reason, then the Administrative Agent, upon notification to it of such determination by such Lender, shall forthwith advise the other Lenders and the Company thereof. Upon such date as shall be specified in such notice and until such time as the Administrative Agent, upon notification to it by such Lender, shall notify the Company and the other Lenders that the circumstances specified by it in such notice no longer apply, (i) notwithstanding any other provision of this Agreement, such Eurodollar Loans shall automatically and without requirement of notice by the Company be converted to ABR Loans and (ii) the obligation of only such Lender to allow borrowing, elections and renewals of Eurodollar Loans shall be suspended, and, if the Company shall request in a Committed Loan Request or Conversion/Continuance Request that such Lender make a Eurodollar Loan, the loan requested to be made by such Lender shall instead be made as an ABR Loan.

     Section 5.6. Additional Costs in Respect of Letters of Credit. (a) Except in the case of increased costs attributable to the imposition of taxes as to which the Company's liability is governed by Section 5.4(a), if as a result of any change after the date hereof in applicable law or regulation or in the interpretation thereof by any Governmental Authority there shall be imposed, modified or deemed applicable any reserve, special deposit, capital adequacy requirement or other requirements against or with respect to or measured by reference to Letters of Credit issued or to be issued by the Issuing Bank hereunder and the result shall be to increase the cost to the Issuing Bank (or, as appropriate, any corporation controlling the Issuing Bank) of issuing or maintaining any Letter of Credit hereunder, or reduce any amount receivable by the Issuing Bank hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable shall be the result of the Issuing Bank's (or such corporation's) reasonable allocation of the aggregate of such increases or reductions resulting from such event), the Company shall, upon demand by the Issuing Bank, pay to the Issuing Bank within 10 days of such written demand such additional amounts as the Issuing Bank from time to time specifies as necessary to compensate the Issuing Bank (or such corporation) for such increased costs or reductions in amounts receivable plus interest thereon commencing 10 days after such demand at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the sum of 2% and the interest rate then applicable to ABR Loans, changing as and when such rate shall change, from the date of such demand to the date of reimbursement by the Company.

          (b) Certificate, Etc. The Issuing Bank shall promptly notify the Company, with a copy to the Administrative Agent, upon becoming aware that the Company may be required to make any payment pursuant to this Section. When requesting payment pursuant to this Section, the Issuing Bank shall provide to the Company, with a copy to the Administrative Agent, a certificate, signed by an officer of the Issuing Bank, setting forth the amount required to be paid by the Company to the Issuing Bank and the computations made by the Issuing Bank to determine such amount. Determinations and allocations by the Issuing Bank for purposes of this Section shall be conclusive, provided that such determinations and allocations are made on a reasonable basis and are mathematically accurate. Allocations shall not be deemed reasonable unless made ratably, to the extent practical, to all the Issuing Bank's (or the relevant controlling corporation's) assets, commitments, activities and other relevant aspects of the Issuing Bank's (or such corporation's) business. In the absence of manifest error, such certificate shall be conclusive and binding on the Company as to the amount so required to be paid by the Company to the Issuing Bank. Notwithstanding anything to the contrary contained herein, the Company shall not be required to make any payment to the Issuing Bank pursuant to this Section with respect to costs, reductions or other amounts relating to any time which is greater than 30 days prior to the Issuing Bank's request therefor.

         Section 5.7. Commercial Practices in Respect of Letters of Credit. Without affecting any rights the Lenders may have under applicable law (including under the Uniform Customs and Practices for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication No. 500, as the same may be amended and in effect from time to time), the Company agrees that none of the Lenders, the Issuing Bank or the Administrative Agent nor any of their respective officers or directors shall be liable or responsible for, and the obligations of the Company to the Lenders, the Issuing Bank and the Administrative Agent hereunder shall not in any manner be affected by: (i) the use that may be made of any Letter of Credit or the proceeds thereof by the beneficiary thereof or any other Person; (ii) the validity, sufficiency or genuineness of documents other than Letters of Credit, or of any endorsement(s) thereon, even if such documents should, in fact, prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit; provided that the foregoing shall not operate to bar a claim against a Lender or the Issuing Bank to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company that are caused by such Lender's or Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms of such Letter of Credit or such Lender's or Issuing Bank's failure to pay under such Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Lender or the Issuing Bank may accept documents that appear on their face to be in order without responsibility for further investigation.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

         Section 6.1. Representations and Warranties. As of each Compliance Date, the Company represents and warrants to the Lenders that:

                 (a) Subsidiaries. On the Effective Date, the Company has no Subsidiaries and is a participant in no joint ventures other than as listed on Schedule 6.1(a).

                 (b) Good Standing and Power. The Company is duly organized and validly existing and in good standing under the laws of the State of Maryland; and the Company has the power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect. Each of the corporate Subsidiaries are corporations, each duly organized and validly existing under the laws of the jurisdiction of its incorporation; each other Subsidiary is an entity duly organized and validly existing under the laws of the jurisdiction of its organization; and each Subsidiary has the power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified, or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

                 (c) Corporate Authority. The Company has full corporate power and authority to execute, deliver and perform its obligations under each of the Credit Documents to make the borrowings contemplated hereby, and to execute and deliver the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders is required as a condition to the validity or performance by the Company of its obligations under any of the Credit Documents.

                 (d) Authorizations. All authorizations, consents, approvals, registrations, notices, exemptions and licenses with or from Governmental Authorities and other Persons which are necessary for the borrowings hereunder, the execution and delivery of the Credit Documents, the performance by the Company of its obligations hereunder and thereunder have been effected or obtained and are in full force and effect.

                 (e) Binding Agreements. This Agreement constitutes, and the Notes, when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (f) Litigation. There are no proceedings pending or, so far as the officers of the Company know, proceedings or investigations threatened before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Company or any of the Subsidiaries, would have a Material Adverse Effect or relates to any Credit Document or the lending transactions contemplated hereby and by the other Credit Documents.

                 (g) No Conflicts. There is no statute, regulation, rule, order or judgment, and no provision of any material agreement or instrument binding on the Company or any of the Subsidiaries, or affecting their respective properties and no provision of the certificate of incorporation, by-laws, governing partnership agreement or other organizational document of the Company or any of the Subsidiaries, which would prohibit, conflict with or in any way prevent the execution, delivery, or performance of the terms of the Credit Documents or the lending transactions contemplated hereby and by the other Credit Documents, or the incurrence of the obligations provided for in the Credit Documents, or result in or require the creation or imposition of any Lien on any of the Company's or the Subsidiaries' properties as a consequence of the execution, delivery and performance of any Credit Document or the lending transactions contemplated hereby and by the other Credit Documents.

                 (h)   Financial Condition.

                       (i) The consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2001, together with consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, certified by Arthur Andersen & Co., heretofore delivered to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of the Company and the Subsidiaries and the results of their operations as of the dates and for the periods referred to and have been prepared in accordance with GAAP consistently applied throughout the periods involved. As of the Effective Date, there are no material liabilities, direct or indirect, fixed or contingent, of the Company or any of the Subsidiaries as of the dates of such balance sheet which are not reflected therein or in the notes thereto.

                       (ii) The unaudited consolidated balance sheets of the Company and the Subsidiaries as of March 31, 2002 and June 30, 2002, together with unaudited and consolidated statements of income for the three month and six month periods then ended and the unaudited statements of cash flows for the three months and six months, respectively, then ended, heretofore delivered to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of the Company and the Subsidiaries and the results of their operations as of the dates and for the periods referred to and have been prepared in accordance with GAAP consistently applied throughout the periods involved, subject to the omission or curtailment of footnotes. As of the Effective Date, there are no material liabilities, direct or indirect, fixed or contingent, of the Company and any of the Subsidiaries as of the dates of such balance sheets which are not reflected therein or in the notes thereto.

                       (iii) Since December 31, 2001, there has been no Material Adverse Change.

                       (iv) Since December 31, 2001, there has not occurred any fact or condition which could have a Material Adverse Effect from that reflected in the financial statements referred to in clause (i) above.

                 (i) Taxes. Each of the Company and the Subsidiaries has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes required to be shown to be due and payable on said returns or on any assessment made against it or any of its property and all other taxes, assessments, fees, liabilities, penalties or other charges imposed on it or any of its property by any Governmental Authority, except for any taxes, assessments, fees, liabilities, penalties or other charges (1) which are being contested in good faith and for which adequate reserves (in accordance with GAAP) have been established or (2) of which the failure to file or pay would not, individually or in the aggregate, be material and adverse to the Company and the Subsidiaries, taken as a whole.

                 (j) Use of Proceeds. The proceeds of the Loans will be used by the Company, first, to repay Indebtedness under the Existing Credit Agreements and, thereafter, for other general corporate purposes.

                 (k) Margin Regulations. No part of the proceeds of any Loan will be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, or extend credit to others for the purpose of purchasing or carrying, any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

                 (l) No Material Misstatements. All written information relating to the Company and the Subsidiaries heretofore delivered by the Company and the Subsidiaries to the Administrative Agent or any Lender in connection with the Credit Documents is complete and correct in all material respects for the purposes for which such information was delivered.

                 (m) Title to Properties; Possession Under Leases. The Company and the Subsidiaries each have good and marketable title to, or valid leasehold interests in, all properties and assets reflected on the consolidated balance sheet of the Company as of December 31, 2001, referred to in Section 6.1(h), except for (i) such properties and assets as have been disposed of in the ordinary course of business or as would have been permitted by this Agreement if then in effect since the date of such financial statements, (ii) minor defects in title that do not interfere with the ability of the Company or any of such Subsidiaries to conduct its business as now conducted and (iii) such other items as would not, individually or in the aggregate, be material and adverse to the Company and the Subsidiaries, taken as a whole. All such assets and properties are free and clear of all Liens, except Liens permitted pursuant to this Agreement.

                 (n) Leases. Except as could not, in any one case individually or all cases in the aggregate, have a Material Adverse Effect, (i) there are no renewal or extension options applicable to any lease to which the Company or any Subsidiary is a party; (ii) to the Company's knowledge, no condition exists which, with the giving of notice or the passage of time, or both, would permit any lessee to cancel its obligations under any lease to which the Company or any Subsidiary is a party; (iii) the Company has received no notice that any lessee intends to cease operations at any leased property prior to the expiration of the term of the applicable lease (other than temporarily due to casualty, remodeling, renovation or any similar cause); and (iv) to the Company's knowledge, none of the lessees or their sub-lessees, if any, under any of the leases to which the Company or any Subsidiary is a party is the subject of any bankruptcy, reorganizations, insolvency or similar proceeding.

                 (o) Conduct of Business. At the Effective Date, the Company and the Subsidiaries hold all authorizations, consents, approvals, registrations, franchises, licenses and permits with or from Governmental Authorities and other Persons as are required or necessary for them to own their properties and conduct their business as now conducted, except for any authorizations, consents, approvals, registrations, franchises, licenses and permits, of which the failure to hold would not, individually or in the aggregate, be material and adverse to the Company and the Subsidiaries, taken as a whole.

                 (p) Compliance with Laws and Charter Documents. Neither the Company nor any Subsidiary thereof is in violation of (a) any law, statute, rule, regulation or order of any Governmental Authority (including Environmental
Laws) applicable to it or its properties or assets or (b) its certificate of incorporation, by-laws, governing partnership agreement or other organizational document, except for any such violation as would not, individually or in the aggregate, be material and adverse to the Company and the Subsidiaries, taken as a whole.

                 (q)   ERISA.

                       (i) Neither the Company nor any ERISA Affiliate has engaged in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA).

                       (ii) Except those items that would not, individually or in the aggregate, be material and adverse to the Company and the Subsidiaries, taken as a whole, no Single Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the Effective Date and neither the Company nor any ERISA Affiliate is (1) required to give security to any Single-Employer Plan pursuant to
         Section 401(a)(29) of the Code or Section 307 of ERISA, or (2) subject to a lien in favor of such a Plan under Section 302(f) of ERISA.

                       (iii) Except those items that would not, individually or in the aggregate, be material to the Company and the Subsidiaries, taken as a whole, no liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by the Company to be incurred by the Company or any ERISA Affiliate with respect to any Single-Employer Plan and neither the Company nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability with respect to any Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

                       (iv) Except those items that would not, individually or in the aggregate, be material to the Company and the Subsidiaries, taken as a whole, under each Single-Employer Plan, as of the last day of the most recent plan year ended prior to the Effective Date, the actuarially determined present value of all benefit liabilities (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) did not exceed the fair market value of the asset of such Plan by more than $1,000,000, and there has been no material change in the financial condition of the Plan since the last day of the most recent plan year.

                       (v) Insofar as the representations and warranties of the Company and its ERISA Affiliates contained in clauses (i) and (ii) above relate to any Plan which is a multiemployer plan, such representations and warranties are made to the best knowledge of the Company and its ERISA Affiliates. As used in this Section, (1) "accumulated funding deficiency" shall have the meaning assigned to such term in Section 412 of the Code and Section 302 of ERISA; (2) "multiemployer plan" and "plan year" shall have the respective meanings assigned to such terms in Section 3 of ERISA; (3) "benefit liabilities" shall have the meaning assigned to such term in Section 4001 of ERISA;
         (4) "taxable period" shall have the meaning assigned to such term in
         Section 4975 of the Code; and (5) "withdrawal liability" shall have the meaning assigned to such term in Part 1 of Subtitle E of Title IV of ERISA.

                 (r) Not an Investment Company. Neither the Company nor any of the Subsidiaries is or, after giving effect to the transactions contemplated hereby will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (s) Environmental Matters. Except as could not, individually or in the aggregate, have a Material Adverse Effect, (i) the businesses as presently or formerly engaged in by the Company and the Subsidiaries are and have been conducted in compliance in all material respects with all applicable Environmental Laws, including having required permits, licenses and other approvals and authorizations, during the time the Company and the Subsidiaries engaged in such businesses, (ii) the properties presently or formerly owned or operated by the Company and the Subsidiaries (including soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) (the "Properties") do not, to the Company's knowledge, contain any Hazardous Substance in violation of applicable Environmental Law (provided that with respect to Properties formerly owned or operated by the Company or any Subsidiary, such representation is limited to the period the Company or such Subsidiary owned or operated such Properties), (iii) the Company has not received any notices, demand letters or request for information from any Federal, state, local or foreign governmental entity or any third party indicating that the Company may be in violation of any Environmental Law in connection with the ownership or operation of the Company's businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the Company's knowledge, threatened against the Company or any Subsidiary with respect to the Company or any Subsidiary or the Properties relating to any violation, or alleged violation, of, or liability under, any Environmental Law, (v) no reports have been filed, or, to the Company's knowledge, are required to be filed, by the Company or any Subsidiary concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law on or at the Properties, (vi) to the Company's knowledge, no Hazardous Substance has been disposed of, transferred, released or transported from any of the Properties during the time such Property was owned or operated by the Company or the Subsidiaries in violation of applicable Environmental Law as in effect at the time of said activities, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company relating to the Company or any Subsidiary or the Properties which have not been delivered to the Lenders prior to the Effective Date, (viii) there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any Properties which are or have been in the ownership of the Company or any Subsidiary (provided that with respect to Properties formerly owned or operated by the Company or any Subsidiary, the representations in this clause (viii) are limited to the period the Company owned or operated such Properties), (ix) there is no friable asbestos present in any Property presently owned or operated by the Company or any Subsidiary, and no asbestos has been removed from any Property while such Property was owned or operated by the Company, (x) none of the Properties has been used at any time by the Company or any Subsidiary as a sanitary landfill or hazardous waste disposal site and (xi) neither the Company nor any Subsidiary has incurred, and, to the Company's knowledge, none of the Properties are presently subject to, any material liabilities (fixed or contingent) relating to any suit, settlement, court order, administrative order, judgment or claim asserted or arising under any Environmental Law.

                 (t) Insurance. All of the properties (other than properties leased to other Persons) and operations of the Company and the Subsidiaries of a character usually insured by companies of established reputation engaged in the same or a similar business similarly situated are adequately insured, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such Persons, and the Company and the Subsidiaries carry, with such insurers in customary amounts, such other insurance as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated.

                                  ARTICLE VII.

                              CONDITIONS OF LENDING

         Section 7.1. Conditions to the Availability of the Commitments. The obligations of each Lender and the Issuing Bank hereunder are subject to, and the Lenders' Commitments and the Letter of Credit Commitment shall not become available until the date (the "Effective Date") on which, each of the following conditions shall have been satisfied or waived in accordance with Section 12.4, and upon such satisfaction or waiver each Lender will give a written confirmation of the same to the Company on request:

                 (a) Credit Agreement. The Administrative Agent shall have received this Agreement duly executed and delivered by each of the Lenders and the Company.

                 (b) Notes. The Administrative Agent on behalf of each Lender shall have received Committed Notes in maximum stated principal amounts equal to each such Lender's Commitment, and Negotiated Rate Notes and Competitive Bid Notes in maximum stated principal amounts equal to the Total Commitment, each duly executed and delivered by the Company.

                 (c) Good Standing Certificates. The Administrative Agent on behalf of the Lenders shall have received from the Company copies of good standing certificates, dated within a reasonable period of time prior to the Effective Date, confirming the Company's representation as to good standing in
Section 6.1(b) with respect to the States of Maryland and California.

                 (d) Secretary's Certificate. The Administrative Agent on behalf of the Lenders shall have received from the Company a certificate from the Secretary or Assistant Secretary of the Company, dated as of the Effective Date, (i) certifying the incumbency of the officers executing the Credit Documents and all related documentation, (ii) attaching and certifying the resolutions of the Board of Directors of the Company relating to the execution, delivery and performance of this Agreement, and (iii) attaching and certifying the Articles of Incorporation and By-laws of the Company.

                 (e) Opinion of Company Counsel. The Administrative Agent shall have received a favorable written opinion, dated the Effective Date, of Latham & Watkins, special counsel for the Company, in substantially the form of
Exhibit I, and of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel for the Company, in substantially the form of Exhibit J.

                 (f) Existing Credit Agreements. The Administrative Agent on behalf of the Lenders shall have received from the Company a certificate from an authorized executive officer of the Company, dated as of the Effective Date, certifying that all Indebtedness under the Existing Credit Agreements has been paid and that the Existing Credit Agreements have been cancelled or terminated.

                 (g) Other Documents. The Administrative Agent shall have received such other certificates and documents as the Administrative Agent and the Lenders reasonably may require.

                 (h) Litigation. There shall not be pending or threatened any action or proceeding before any court or administrative agency relating to any Credit Document which, in the judgment of the Administrative Agent or any Lender, could materially impair the ability of the Company to perform its obligations under the Credit Documents.

                 (i) Certain Fees and Expenses. The Administrative Agent shall have received (i) those certain fees that are payable as described in Section
2.13 and (ii) those fees and expenses of counsel to the Administrative Agent and the Lead Arranger and Book Runner, as described in Section 12.3, that have been incurred up to the date hereof and of which the Administrative Agent has given the Company notice.

                 (j) The conditions set forth in Section 7.2 (b) and (c) shall have been satisfied.

Notwithstanding the foregoing, the obligations of each Lender and the Issuing Bank hereunder shall not become effective, and the Lenders' Commitments and the Letter of Credit Commitment shall not become available, unless each of the foregoing conditions is satisfied or waived in writing by each of the Lenders at or prior to 3:00 p.m., New York City time, on October 31, 2002 (and, in the event such conditions are not so satisfied or waived, all of the Commitments shall terminate at such time).

         Section 7.2. Conditions to All Loans and Letters of Credit. The obligations of (i) each Lender in connection with each Loan and (ii) the Issuing Bank in connection with each Letter of Credit are subject to the conditions that, on the date of each such Loan and issuance or renewal of each Letter of Credit and after giving effect thereto, each of the following conditions shall have been satisfied or waived in accordance with Section 12.4, and upon such satisfaction or written waiver each Lender will give a written confirmation of the same to the Company on request:

                 (a)   Committed Loan Request/Negotiated Rate
Confirmation/Competitive Bid Request/Letter of Credit Request. (i) For each Committed Loan, the Administrative Agent shall have received a Committed Loan Request in substantially the form of Exhibit B. (ii) For each Negotiated Rate Borrowing, the Administrative Agent shall have received a Negotiated Rate Confirmation in substantially the form of Exhibit D. (iii) For each Competitive Bid Loan, the Administrative Agent shall have received a Competitive Bid Request in substantially the form of Exhibit F and such other documents required to be provided or executed by the Company pursuant to Sections 2.9 to 2.12. (iv) For each Letter of Credit (other than the Existing Letters of Credit), the Administrative Agent and Issuing Bank shall have received a Letter of Credit Notice in substantially the form of Exhibit L.

                 (b) No Default. No Default or Event of Default shall have occurred and be continuing, and the Administrative Agent shall have received from the Company a certificate to that effect signed by an authorized officer of the Company.

                 (c) Representations and Warranties. The representations and warranties contained in Article VI (other than representations and warranties that speak as of a specific date) shall be true and correct with the same effect as though such representations and warranties had been made at the time of such Loan or the issuance or renewal of such Letter of Credit, and the Administrative Agent shall have received from the Company a certificate to that effect signed by an authorized officer of the Company.

                                  ARTICLE VIII.

                                    COVENANTS

         Section 8.1. Affirmative Covenants. Until the Termination Date, and thereafter until payment in full of the Notes and all of the Reimbursement Obligations and performance of all other obligations of the Company hereunder (other than Unmatured Surviving Obligations), the Company will:

                 (a) Financial Statements; Compliance Certificates. Furnish to the Administrative Agent and to each Lender (i) as soon as available, but in no event more than 60 days following the end of each fiscal quarter, copies of all consolidated quarterly balance sheets, income statements and other financial statements and reports of the Company and the Subsidiaries, prepared in a format and in scope consistent with the financial statements and reports of the Company referenced in Section 6.1(h), (ii) as soon as available, but in no event more than 105 days following the end of each fiscal year, a copy of the annual consolidated audit report and financial statements relating to the Company and the Subsidiaries, certified by Ernst & Young LLP or one of the other nationally recognized accounting firms or another independent certified public accountant reasonably satisfactory to the Administrative Agent, prepared in a format and in scope consistent with the December 31, 2001 financial statements and reports of the Company referenced in Section 6.1(h), (iii) as soon as available, but in no event later than 60 days following the end of each fiscal year, an annual forecast for the then-current fiscal year, prepared in a manner and in the form of the forecast provided on the date of this Agreement or in such other form as is reasonably acceptable to the Administrative Agent and the Required Lenders,
(iv) together with each of the financial statements delivered pursuant to clauses (i) and (ii) of clause (a), a certificate of the Chief Financial Officer of the Company stating whether as of the last date of such financial statements any event or circumstance exists which constitutes a Default or Event of Default and, if so, stating the facts with respect thereto, together with calculations which establish the Company's compliance with Sections 8.2(a), 8.2(b)(ii), 8.2(c)(ii) and 8.3, (v) promptly upon receipt thereof, copies of any reports and management letters submitted to the Company or any of the Subsidiaries or their accountants in connection with any annual or interim audit of the books of the Company or the Subsidiaries, together with the responses thereto, if any, and
(vi) such additional information, reports or statements as the Administrative Agent and the Lenders from time to time may reasonably request.

                 (b) Taxes. Pay and discharge, and cause each of the Subsidiaries to pay and discharge, all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, (i) unless and to the extent that (1) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Company or such Subsidiary, as the case may be, (2) adequate reserves (in accordance with GAAP) are maintained by the Company or such Subsidiary, as the case may be, with respect thereto, and (3) any failure to pay and discharge such taxes, assessments and governmental charges could not have a Material Adverse Effect or (ii) unless and to the extent that any failure to pay and discharge such taxes, individually or in the aggregate, would not be material and adverse to the Company and the Subsidiaries, taken as a whole.

                 (c) Corporate Existence. Except as permitted by Section 8.2(d) or (e), maintain, and cause each of the Subsidiaries to maintain, its existence in good standing and qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to maintain such existence or to qualify would have a Material Adverse Effect.

                 (d) Maintenance of Records. Will maintain, and will cause each of the Subsidiaries to maintain, complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in its respective business and activities.

                 (e) Inspection. Permit, and cause each of the Subsidiaries to permit, the Administrative Agent and the Lenders to have one or more of their officers and employees, or any other Person designated by the Administrative Agent or the Lenders, visit and inspect any of the properties of the Company and the Subsidiaries (upon reasonable request and notice and in accordance with the agreement, if any, relating to any such property) and to examine the minute books, books of account and other records of the Company and the Subsidiaries and make copies thereof or extracts therefrom, and discuss its affairs, finances and accounts with its officers and, at the request of the Administrative Agent or the Lenders, with the Company's independent accountants, during normal business hours and at such other reasonable times and as often as the Administrative Agent or the Lenders reasonably may desire.

                 (f) Conduct of Business. Engage in as its principal business investing in health care related facilities in the United States.

                 (g) Notification of Defaults and Adverse Developments. Notify the Administrative Agent (i) promptly, and in any event not later than five Business Days after the discovery by any officer of the Company, of the occurrence of any Default or Event of Default; (ii) promptly, and in any event not later than five Business Days after the discovery by any officer of the Company, of the occurrence of a Material Adverse Change; (iii) promptly, and in any event not later than ten Business Days after the discovery by any officer of the Company, of any material litigation or proceedings that are instituted or (to the knowledge of any officer of the Company) threatened against the Company or the Subsidiaries or any of their respective assets and (iv) promptly, and in any event not later than five Business Days after the discovery by any officer of the Company, of the occurrence of each and every event which would be an event of default (or an event which with the giving of notice or lapse of time or both would be an event of default) under any Indebtedness of the Company or any of the Subsidiaries in a principal amount in excess of $5,000,000, such notice to include the names and addresses of the holders of such Indebtedness and the amount thereof. Upon receipt of any such notice of default or adverse development, the Administrative Agent shall forthwith give notice to each Lender of the details thereof.

                 (h) Notice of ERISA Events. Within 10 days after the Company or any ERISA Affiliates knows that any of the events described in the succeeding two sentences have occurred and such occurrence or occurrences, individually or in the aggregate, could be material and adverse to the Company and the Subsidiaries, taken as a whole, the Company shall furnish to the Administrative Agent a statement signed by a senior officer of the Company describing such event in reasonable detail and the action, if any, proposed to be taken with respect thereto. The events referred to in the preceding sentence are, with respect to any Single-Employer Plan: (i) any reportable event described in
Section 4043 of ERISA, other than a reportable event for which the 30-day notice requirement has been waived by the PBGC; (ii) the filing with any affected party as such term is defined in Section 4001 of ERISA of a notice of intent to terminate the Plan; (iii) receipt of notice of an application by the PBGC to institute proceedings to terminate the Plan pursuant to Section 4042 of ERISA;
(iv) withdrawal from or termination of the Plan during a plan year for which the Company or any ERISA Affiliate is or would be subject to liability under Sections 4063 or 4064 of ERISA; (v) cessation of operations by the Company or any ERISA Affiliate at a facility under the circumstances described in Section 4062(e) of ERISA; (vi) adoption of an amendment to a Plan which is a Single-Employer Plan which would require security to be given to the Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; and (vii) failure by the Company or any ERISA Affiliate to make payment to a Single-Employer Plan which would give rise to a lien in favor of the Plan under
Section 302(f) of ERISA. Such events shall also include receipt of notice of withdrawal liability pursuant to Section 4202 of ERISA.

                 (i) Environmental Matters. (i) Comply, and cause the Subsidiaries to comply, in all material respects with all applicable Environmental Laws, (ii) notify the Administrative Agent promptly after receiving notice or becoming aware of any Adverse Environmental Condition or Environmental Claims that could have a Material Adverse Effect, and (iii) promptly forward to Administrative Agent a copy of any Environmental Claim, order, notice, permit, application, or any other communication or report received by Company or any of the Subsidiaries in connection with any such matters as they may affect such premises, if material.

                 (j) Insurance on Leased Properties. Use its, and cause the Subsidiaries to use their, commercially reasonable best efforts to ensure that each lessee of a property owned in whole or in part, directly or indirectly, by the Company or any Subsidiary, and each mortgagor of a property on which the Company or any Subsidiary holds a mortgage, has, and until the Termination Date will keep, in place adequate insurance which names the Company or such Subsidiary as a loss payee. For the purposes of the preceding sentence "adequate insurance" shall mean insurance, with financially sound and reputable insurers in such amounts and insuring against such risks as are customarily maintained by similar businesses.

                 (k) Further Assurances. The Company agrees to do all acts and things, as may be required by law or as, in the reasonable judgment of the Administrative Agent, may be necessary or advisable to carry out the intent and purpose of this Agreement.

         Section 8.2. Negative Covenants. Until the Termination Date, and thereafter until payment in full of the Notes and all of the Reimbursement Obligations and performance of all other obligations of the Company hereunder (other than Unmatured Surviving Obligations), the Company will not:

                 (a) Secured Indebtedness. Create, incur, assume or suffer to exist any Indebtedness of the Company secured by mortgages, encumbrances or other Liens, except Indebtedness secured by mortgages, encumbrances or other Liens which, together with the Indebtedness of the Subsidiaries permitted under
Section 8.2(b)(ii), does not exceed 30% of Consolidated Total Assets, provided that the amount of any such secured Indebtedness that is used to repay unsecured Indebtedness of the Company and the Subsidiaries (other than Indebtedness to the Lenders hereunder) shall not exceed 30% of Consolidated Total Assets.

                 (b) Subsidiary Indebtedness. Permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except (i) Indebtedness to the Company or any other Subsidiary, or (ii) Indebtedness which, together with outstanding Indebtedness of the Company permitted under Section 8.2(a) and all outstanding Indebtedness of other Subsidiaries, does not exceed 30% of Consolidated Total Assets.

                 (c) Mortgages and Pledges. Create, incur, assume or suffer to exist, or permit any of the Subsidiaries to create, incur, assume or suffer to exist, any Lien of any kind upon or in any of its property or assets, whether now owned or hereafter acquired, other than (i) Permitted Encumbrances and (ii) Liens granted in order to secure Indebtedness permitted under Section 8.2(a) or 8.2(b); provided that the aggregate value of property subject to Liens granted pursuant to this clause (ii) (exclusive of Liens to secure Indebtedness pursuant to Section 8.2(b)(i)) shall not exceed 30% of Total Consolidated Assets.

                 (d) Merger, Consolidation or Acquisition of Assets. Enter into any merger or consolidation or acquire all or substantially all of the assets of any person, firm, joint venture or corporation, or permit any Subsidiary so to do, except that: (i) a Wholly-Owned Subsidiary may be merged or consolidated with one or more other Wholly-Owned Subsidiaries or into the Company (so long as, in the case of a merger or consolidation involving the Company, the Company is the surviving entity or the surviving entity (which shall be a U.S. domestic corporation) assumes, in a manner reasonably satisfactory to the Administrative Agent, all obligations of the Company under the Loan Documents and the Company shall have delivered to the Administrative Agent a legal opinion reasonably satisfactory to the Administrative Agent with respect to such assumption); (ii) the Company or any Subsidiary may merge, consolidate or acquire assets in the ordinary course of its business (so long as, in the case of a merger or consolidation involving the Company, the Company is the surviving entity or the surviving entity (which shall be a U.S. domestic corporation) assumes, in a manner reasonably satisfactory to the Administrative Agent, all obligations of the Company under the Loan Documents and the Company shall have delivered to the Administrative Agent a legal opinion reasonably satisfactory to the Administrative Agent with respect to such assumption); (iii) the Company may be merged or consolidated with other entities so long as: (1) the Company is the surviving corporation of such merger or consolidation; (2) at the time of such merger or consolidation and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and (3) the surviving corporation is engaged substantially in the same line of business as the Company; and (iv) the Company or any Subsidiary may acquire any interest in any person, firm, joint venture or corporation so long as: (1) the amount of the total consideration (including any Indebtedness or liabilities incurred or assumed in connection therewith) paid in connection with such acquisition is not greater than 15% of Consolidated Stockholders' Equity; (2) the acquired entity is engaged in substantially the same line of business as the Company; and (3) at the time of such acquisition and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

                 (e) Sales of Assets. Sell, lease or otherwise dispose of all or any substantial part of its assets, or permit any Subsidiary so to do.

                 (f) Loans and Investments. Purchase or acquire the obligations or stock of, or any other interest in, or make loans or advances to, any Person, or permit any Subsidiary so to do, except (i) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having a maturity of not more than one year from the date of acquisition thereof; (ii) marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year of the date of acquisition thereof and, at the time of acquisition, rated at least A by S&P or A2 by Moody's; (iii) repurchase agreements, tax exempt investments, certificates of deposit, time deposits, Eurodollar time deposits or bankers' acceptances issued by (1) any Lender, (2) any United States commercial bank having combined capital and surplus of not less than $100,000,000 and having commercial paper rated at least A-1 by S&P or P-1 by Moody's or (3) any other bank having an ICBA Bank Analysis of B or better; (iv) certificates of deposit in an amount less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation; (v) commercial paper or bankers' acceptances of an issuer rated at least A-1 by S&P or P-1 by Moody's; (vi) money market funds invested in one or more of (i) through (v) above; (vii) loans to and investments by the Company in any Subsidiary or loans from any Subsidiary to the Company; and
(viii) any such loans or investments made in the ordinary course of the Company's or a Subsidiary's business.

                 (g) Transactions with Affiliates. Enter into any transactions, including the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary so to do, except in the ordinary course of, and pursuant to the reasonable requirements of, its business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than could be obtained in an arm's length transaction with a person not an Affiliate.

                 (h) Stock and Equity Interests of Subsidiaries. Sell or otherwise dispose of any shares of capital stock or other equity interests of any Subsidiary (except (i) in connection with a merger or consolidation of a Wholly-Owned Subsidiary permitted by Section 8.2(d) or with the dissolution of any Subsidiary or (ii) a sale in accordance with Section 8.2(e) of any equity interest in any Subsidiary that is not material to the Company and the Subsidiaries, taken as a whole) or permit any Subsidiary to issue any additional shares of its capital stock or other equity interests except pro rata to its stockholders or equity holders.

                 (i) Environmental Matters. Violate any Environmental Law or incur any liabilities under any Environmental Law, except to the extent that any such violation or incurrence could not have a Material Adverse Effect.

         Section 8.3. Financial Covenants. Until the Termination Date, and thereafter until payment in full of the Notes and performance of all other obligations of the Company hereunder (other than Unmatured Surviving Obligations):

                 (a) Consolidated Stockholders' Equity. The Company will maintain Consolidated Stockholders' Equity of not less than $1,000,000,000.

                 (b) Consolidated Senior Debt to Consolidated Stockholders' Equity Ratio. The Company will maintain a ratio of Consolidated Senior Debt to Consolidated Stockholders' Equity of not greater than 1.50:1.00.

                 (c) Consolidated Debt to Consolidated Stockholders' Equity Ratio. The Company will maintain a ratio of Consolidated Debt to Consolidated Stockholders' Equity of not greater than 1.75:1.00.

                 (d) Interest Coverage Ratio. The Company will not permit the ratio of (i) the sum of Consolidated Funds from Operations and Consolidated Interest Expense to (ii) Consolidated Interest Expense, in each case for the four quarter period ending on the last day of each fiscal quarter, to be less than 2.25:1.00.

                                   ARTICLE IX.

                                EVENTS OF DEFAULT

         Section 9.1. Events of Default. If one or more of the following events (each, an "Event of Default") shall occur:

                 (a) Default shall be made in the payment of any installment of principal of any Committed Note, Negotiated Rate Note, Competitive Bid Note or Reimbursement Obligation with respect to any Letter of Credit when due and payable, whether at maturity, by notice of intention to prepay or otherwise; or default shall be made in the payment of any installment of interest upon any Note or in respect of any Letter of Credit when due and payable, and such default shall have continued for five days; or

                 (b) Default shall be made in the payment of the Facility Fee, the Utilization Fee or any other fee or amount payable hereunder when due and payable and such default shall have continued for five days; or

                 (c) Default shall be made in the due observance or performance of any term, covenant, or agreement contained in Section 8.1(g), 8.2(d), 8.2(e) or 8.3; or

                 (d) Default shall be made in the due observance or performance of any other term, covenant or agreement contained in this Agreement, and such default shall have continued unremedied for a period of 30 days after any officer of the Company becomes aware, or should have become aware, of such default; or

                 (e) Any representation or warranty made or deemed made by the Company herein or any statement or representation made in any certificate or report delivered by or on behalf of the Company in connection herewith or in connection with any Note shall prove to have been false or misleading in any material respect when made; or

                 (f) Any obligation (other than its obligation hereunder) of the Company or any of the Subsidiaries for the payment of Indebtedness in excess of $5,000,000 (i) is not paid when due or within any grace period for the payment therefor, or (ii) becomes or is declared to be due and payable prior to the expressed maturity thereof, or (iii) there shall have occurred an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable; or

                 (g) An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable Federal or state bankruptcy, insolvency, reorganization or similar law now or hereafter in effect or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed, or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect, in any such event, for a period of 60 days; or

                 (h) The commencement by the Company or any of the Subsidiaries of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by any of them to the entry of a decree or order for relief in respect of the Company or any of the Subsidiaries in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of the Subsidiaries or any substantial part of their respective property, or the making by any of them of an assignment for the benefit of creditors, or the admission by any of them in writing of inability to pay their debts generally as they become due, or the taking of corporate action by the Company or any of the Subsidiaries in furtherance of any such action; or

                 (i) One or more judgments against the Company or any of the Subsidiaries or attachments against its property, which in the aggregate exceed $5,000,000, or the operation or result of which could be to interfere materially and adversely with the conduct of the business of the Company or any of the Subsidiaries, remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of 60 days; or

                 (j) With respect to any Single-Employer Plan, any of the following shall occur: (1) the filing with any affected party as such term is defined in Section 4001 of ERISA of a notice of intent to terminate the Plan, or receipt of notice of an application by the PBGC to institute proceedings to terminate the Plan pursuant to Section 4042 of ERISA; in each case, if the amount of unfunded benefit liabilities, as such term is defined in Section 4001(a)(18) of ERISA, of the Plan as of the date such event occurs is more than $5,000,000; (2) the Company or any ERISA Affiliate incurs liability under Sections 4062(e), 4063 or 4064 of ERISA in an amount in excess of $5,000,000;(3) an amendment is adopted to the Plan which would require security to be given to the Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA in an amount in excess of $5,000,000; or (4) the Company or any ERISA Affiliate fails to make a payment to the Plan which would give rise to a lien in favor of the Plan under Section 302(f) of ERISA in an amount in excess of $5,000,000; or

                 (k) Any court or governmental or regulatory authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which prohibits, enjoins or otherwise restricts in a manner that would have a Material Adverse Effect on any of the transactions contemplated under the Credit Documents; or

                 (l) The Company fails to maintain its status as a "real estate investment trust", as such term is defined in the Code; or

                 (m)   A Change of Control shall have occurred;

then (i) upon the happening of any of the foregoing Events of Default, the obligation of the Lenders to make any further Loans and of the Issuing Bank to issue any additional Letters of Credit or renew any outstanding Letters of Credit under this Agreement shall terminate upon declaration to that effect delivered by the Administrative Agent or the Required Lenders to the Company and
(ii) upon the happening of any of the foregoing Events of Default which shall be continuing, the Notes shall become and be immediately due and payable upon declaration to that effect delivered by the Administrative Agent or the Required Lenders to the Company; provided that upon the happening of any event specified in Section 9.1(g) or 9.1(h), the Notes shall become immediately due and payable and the obligation of the Lenders to make any further Loans and of the Issuing Bank to issue any additional Letters of Credit or renew any outstanding Letters of Credit hereunder shall terminate without declaration or other notice to the Company. The Company expressly waives any presentment, demand, protest or other notice of any kind.

                                   ARTICLE X.

                    THE ADMINISTRATIVE AGENT AND THE LENDERS

         Section 10.1. The Administrative Agency, Syndication Agency and Documentation Agency.

                 (a) Each Lender appoints The Bank of New York as its Administrative Agent hereunder and irrevocably authorizes the Administrative Agent to take such action on its behalf and to exercise such powers hereunder as are specifically delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental hereto, and the Administrative Agent hereby accepts such appointment subject to the terms hereof. The relationship between the Administrative Agent and the Lenders shall be that of agent and principal only and nothing herein shall be construed to constitute the Administrative Agent a trustee for any Lender nor to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.

                 (b) Each Lender appoints Bank of America, N.A. and Wachovia Bank, N.A. as Syndication Agents hereunder and Wells Fargo Bank, N.A. as Documentation Agent hereunder, and each of the Syndication Agents and the Documentation Agent hereby accepts such appointment subject to the terms hereof. Each of the Syndication Agents and the Documentation Agent, as such, shall have no duties or obligations whatsoever under this Agreement or any Credit Document or any other document or any matter related hereto or thereto, but shall nevertheless be entitled to all of the indemnities and other protection afforded to the Administrative Agent under this Article.

         Section 10.2. The Administrative Agent's Duties. The Administrative Agent shall promptly forward to each Lender copies, or notify each Lender as to the contents, of all written notices and other written communications received from the Company pursuant to the terms of this Agreement and the Notes and, in the event that the Company fails to pay when due the principal of or interest on any Loan, the Administrative Agent shall promptly give notice thereof to the Lenders. As to any other matter not expressly provided for herein or therein, the Administrative Agent shall have no duty to act or refrain from acting with respect to the Company, except upon the instructions of the Required Lenders. The Administrative Agent shall not be bound by any waiver, amendment, supplement, or modification of this Agreement or any Note which affects its duties hereunder and thereunder, unless it shall have given its prior written consent thereto. The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements binding on the Company pursuant to this Agreement or any Note nor shall it be deemed to have knowledge of the occurrence of any Default or Event of Default (other than a failure of the Company to pay when due the principal or interest on any Loan), unless it shall have received written notice from the Company or a Lender specifying such Default or Event of Default and stating that such notice is a "Notice of Default", and promptly after its receipt of any such written notice, the Administrative Agent shall give the Company and each Lender a copy thereof.

         Section 10.3. Sharing of Payment and Expenses. All funds for the account of the Lenders received by the Administrative Agent in respect of payments made by the Company pursuant to, or from any Person on account of, this Agreement or any Note shall be distributed forthwith by the Administrative Agent among the Lenders, in like currency and funds as received, ratably in proportion to their respective interests therein. In the event that any Lender shall receive from the Company or any other source any payment of, on account of, or for or under this Agreement or any Note (whether received pursuant to the exercise of any right of set-off, banker's lien, realization upon any security held for or appropriated to such obligation or otherwise as permitted by law) other than in proportion to its Pro Rata Share, then such Lender shall purchase from each other Lender so much of its interest in obligations of the Company as shall be necessary in order that each Lender shall share such payment with each of the other Lenders in proportion to each Lender's Pro Rata Share; provided that no Lender shall purchase any interest of any Lender that does not, to the extent that it may lawfully do so, set-off against the balance of any deposit accounts maintained with it the obligations due to it under this Agreement. In the event that any purchasing Lender shall be required to return any excess payment received by it, the purchase shall be rescinded and the purchase price restored to the extent of such return, but without interest. In the case of any payment allocable to more than one party hereto that are made with respect to obligations pursuant to this Agreement or any Note incurred prior to the date hereof, such payments shall be apportioned, as applicable and to the extent that such payment is attributable to the period prior to the date hereof, according to each such party's Commitment or other rights hereunder as they existed prior to such date.

         Section 10.4. The Administrative Agent's Liabilities. Each of the Lenders and the Company agrees that (i) neither the Administrative Agent in such capacity nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them hereunder except for its or their own gross negligence or willful misconduct, (ii) neither the Administrative Agent in such capacity nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them in good faith in reliance upon the advice of counsel, independent public accountants or other experts selected by the Administrative Agent, (iii) the Administrative Agent in such capacity shall be entitled to rely upon any notice, consent, certificate, statement or other document (including any telegram, cable, telex, facsimile or telephone transmission) believed by it to be genuine and correct and to have been signed and/or sent by the proper Persons, and (iv) the Administrative Agent in such capacity shall be entitled to rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Persons.

         Section 10.5. The Administrative Agent as a Lender. The Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" or "Lenders", unless the context otherwise indicated, include the Administrative Agent in its individual capacity. The Administrative Agent may, without any liability to account, maintain deposits or credit balances for, invest in, lend money to and generally engage in any kind of banking business with the Company or any Subsidiary or affiliate of the Company as if it were any other Lender and without any duty to account therefor to the other Lenders.

         Section 10.6. Lender Credit Decision. Neither the Administrative Agent nor any of its officers or employees has any responsibility for, gives any guaranty in respect of, nor makes any representation to the Lenders as to, (i) the condition, financial or otherwise, of the Company or any Subsidiary thereof or the truth of any representation or warranty given or made herein or in any other Credit Document, or in connection herewith or therewith, or (ii) the validity, execution, sufficiency, effectiveness, construction, adequacy, enforceability or value of this Agreement or any other Credit Document or any other document or instrument related hereto or thereto. Except as specifically provided herein and in the other Credit Documents to which the Administrative Agent is a party, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the operations, business, property, condition or creditworthiness of the Company or any of the Subsidiaries, whether such information comes into the Administrative Agent's possession on or before the date hereof or at any time thereafter. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will independently and without reliance upon the Administrative Agent or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any Note.

         Section 10.7. Indemnification. Each Lender agrees (which agreement shall survive payment of the Loans, the Reimbursement Obligations and the Notes) to indemnify the Administrative Agent, to the extent not reimbursed by the Company, ratably in accordance with their respective Commitments, from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document, or any action taken or omitted to be taken by the Administrative Agent hereunder or thereunder; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its officers or employees. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in such capacity in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or any Note or any amendments or supplements hereto or thereto, to the extent that the Administrative Agent is not reimbursed for such expenses by the Company.

         Section 10.8. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Administrative Agent's giving of notice of resignation, or the Required Lenders' giving notice of removal, as the case may be, the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigned or removed Administrative Agent, and the resigned or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE XI.

                             CONSENT TO JURISDICTION

         Section 11.1. Consent to Jurisdiction. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and each Note. The Company hereby appoints National Registered Agents, Inc., with offices on the date hereof at 875 Avenue of the Americas, Suite 501, New York, New York 10001, as its authorized agent on whom process may be served in any action which may be instituted against it by the Administrative Agent or the Lenders in any state or federal court in the Borough of Manhattan, The City of New York, arising out of or relating to any Loan or this Agreement and each Note. Service of process upon such authorized agent and written notice of such service to the Company shall be deemed in every respect effective service of process upon the Company, and the Company hereby irrevocably consents to the jurisdiction of any such court in any such action and to the laying of venue in the Borough of Manhattan, The City of New York. The Company hereby irrevocably waives any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, nothing herein shall in any way affect the right of the Administrative Agent or any Lender to bring any action arising out of or relating to the Loans or this Agreement and each Note in any competent court elsewhere having jurisdiction over the Company or its property.

                                  ARTICLE XII.

                                  MISCELLANEOUS

         Section 12.1. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

         Section 12.2. Set-off. Each Lender is authorized to set-off and apply any and all deposits at any time held by such Lender against obligations of the Company under the Credit Documents.

         Section 12.3. Expenses. The Company agrees to pay (i) all reasonable out-of-pocket fees and expenses of the Administrative Agent and the Lead Arranger and Book Runner (including the reasonable out-of-pocket fees and expenses of Bryan Cave LLP, as counsel to the Administrative Agent and the Lead Arranger and Book Runner) in connection with the preparation and negotiation of this Agreement and the other Credit Documents, any amendments, supplements or modifications hereto or thereto, in each case whether or not the transactions contemplated hereby or thereby are consummated and in connection with the consummation of the transactions contemplated hereby or thereby, (ii) all reasonable out-of-pocket fees and expenses incurred by the Administrative Agent and any Lender, including reasonable out-of pocket fees and disbursements of counsel, in connection with the execution, administration and enforcement of any provisions of the Credit Documents or any amendment or supplement hereto or thereto and (iii) all reasonable out-of-pocket fees and expenses of the Administrative Agent and the Lead Arranger and Book Runner, including reasonable out-of-pocket fees and disbursements of counsel, in connection with the syndication of the Loans. The Company shall pay any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the Notes.

         Section 12.4. Amendments. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders (and, if the rights or duties of the Administrative Agent or the Issuing Bank are affected thereby, by the Administrative Agent or the Issuing Bank, respectively); provided that no such amendment, waiver or modification shall, unless signed by all the Lenders,
(i) except as otherwise provided in Sections 2.4, 12.12 and 12.13, increase or decrease the Commitment of any Lender, subject any Lender to any additional obligation or change the several nature or the obligations of each Lender, (ii) reduce the principal of or rate of interest on any Loan (other than interest payable pursuant to Section 4.5) or any fees hereunder, (iii) except as otherwise provided in Section 12.12, postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) except as otherwise may result from actions taken in accordance with Section 12.12, change the percentage of any of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, or
(v) amend or waive the provisions of Article V or of this Section.

         Section 12.5. Cumulative Rights and No Waiver. Each and every right granted to the Administrative Agent and the Lenders hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Administrative Agent or any Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

         Section 12.6. Notices. Any communication, demand or notice to be given hereunder or with respect to the Notes will be duly given when delivered in writing or by telecopy to a party at its address as indicated below, except that notices from the Company pursuant to Section 2.2, 2.6, 2.10 or 12.12 will not be effective until received by the Administrative Agent. A communication, demand or notice given pursuant to this Section shall be addressed: if to the Administrative Agent or any Lender, at its address as indicated on the signature pages hereof, and if to the Company, at

                             4675 MacArthur Court, Suite 900
                             Newport Beach, California 92660
                             Telecopy: (949) 221-0607
                             Attention: Treasurer

                             with copies to:

                             Latham & Watkins
                             633 West Fifth Street, Suite 4000
                             Los Angeles, California 90071
                             Telecopy: (213) 891-8763
                             Attention: Glen B. Collyer.

Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telex, telecopy or facsimile transmission.

         Section 12.7. Separability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         Section 12.8. Assignments and Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Company and the Lenders and their respective successors and assigns, except that the Company may not assign any of its rights hereunder without the prior written consent of the Lenders.

                 (b) Any Lender may at any time grant to one or more banks or other institutions (each, a "Participant") participating interests in its Commitment and/or any or all of its Loans. Each Lender agrees to give to the Company, with a copy to the Administrative Agent, prior written notice of any grant of a participating interest hereunder, which notice shall include the name of the Participant and the amount of the interest being granted. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Company, the Issuing Bank and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (i) through (v), inclusive, of Section 12.4 without the consent of the Participant. Subject to Section 12.8(e), the Company agrees that each Participant shall be entitled to the benefits of Sections 5.3, 5.4 and 12.3(ii) with respect to its participating interest. An assignment or other transfer which is not permitted by clause (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b).

                 (c) Any Lender may at any time assign to one or more banks or other institutions (each, an "Assignee") all, or a proportionate part (such proportionate part to be in a minimum aggregate amount of $10,000,000 ($2,500,000 in the case of an assignment to an affiliate of such Lender)) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and such transferor Lender, with (and subject to) the signed consent of the Company, the Issuing Bank and the Administrative Agent (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Company shall not be required in the case of an assignment or other transfer by any Lender (i) to a Lender, an affiliate of a Lender or an Approved Fund or (ii) if any event specified in Section 9.1(a), 9.1(g), 9.1(h), 9.1(l) or 9.1(m) has occurred and is continuing; and provided further that the consent of the Company, the Issuing Bank and the Administrative Agent shall not be required in the case of, and this subsection (c) shall not restrict, an assignment or other transfer by any Lender to a Federal Reserve Bank. Upon (1) execution and delivery of such an instrument, (2) payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee and (3) payment by the transferee Lender or transferor Lender to the Administrative Agent of an administrative fee in the amount of $3,500, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Company shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee.

                 (d) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section
5.3 or 5.4 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 5.4 requiring such Lender to designate a different lending office under certain circumstances or at a time when the circumstances giving rise to such payment did not exist.

                 (e) No Participant of any Lender shall be entitled to receive any greater payment under Section 5.3, 5.4 or 12.3(ii) than such Lender would have been entitled to receive if it had not granted a participation to such Participant.

                 (f) Confidential information (as referred to in Section 12.10) shall not be supplied to potential assignees or participants, except on a confidential basis.

         Section 12.9. WAIVER OF JURY TRIAL. THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE NOTES OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

         Section 12.10. Confidentiality. Except as may be required to enforce the rights and duties established hereunder, the parties hereto shall preserve in a confidential manner all information received from the other pursuant to this Agreement, the Notes and the transactions contemplated hereunder and thereunder, and shall not disclose such information except to those persons with which a confidential relationship is maintained (including affiliates, legal counsel, accountants, designated agents or potential assignees and participants), or where required by law, rule or regulation or judicial process, or as requested or required by any Governmental Authority.

         Section 12.11. Indemnity. The Company agrees to indemnify the Administrative Agent and each of the Lenders and their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities of any party other than the Company and related expenses, including reasonable counsel fees and expenses incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any Note or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations hereunder or thereunder or the consummation of the transactions and the other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or the Letters of Credit or (iii) any claim, litigation, investigation, or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and notwithstanding that any claim, proceeding, investigation or litigation relating to any such losses, claims, damages, liabilities or expenses is or was brought by a shareholder, creditor, employee or officer of the Company; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitee. The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement or any Letter of Credit, the consummation of the transactions contemplated hereby, the repayment of any of the Loans or any of the Reimbursement Obligations, the reduction or cancellation of the Total Commitment, the invalidity or unenforceability of any term or provision of any Credit Document, or any investigation made by or on behalf of the Lenders. All amounts due under this Section shall be payable in immediately available funds upon written demand therefor.

         Section 12.12. Extension of Termination Dates; Removal of Lenders; Substitutions of Lenders. (a) After the first anniversary of the Effective Date, the Company may at its option (but not more than once a year), request all the Lenders then party to this Agreement to extend their scheduled Termination Dates by one calendar year by means of a letter, in substantially the form of Exhibit K, delivered to each such Lender and the Administrative Agent not later than 60 days prior to such scheduled Termination Dates. In connection with such request, the Company shall offer to pay an extension fee to each Lender that agrees to extend its scheduled Termination Date in an amount to be determined at such time. Not later than 30 days after receipt of the request to extend the Termination Dates, each such Lender electing (in its sole discretion) so to extend its scheduled Termination Date shall execute and deliver counterparts of such letter to the Company and the Administrative Agent, whereupon (unless Lenders with an aggregate percentage of the Total Commitment in excess of 33 1/3% decline to extend their respective scheduled Termination Dates, in which event the Administrative Agent shall notify all the Lenders thereof) such Lender's scheduled Termination Date shall be extended by one calendar year from its then scheduled Termination Date. Any Lender failing to respond to the extension request letter shall be deemed to have declined to extend such Lender's scheduled Termination Date.

                 (b) With respect to any Lender which has declined to extend such Lender's scheduled Termination Date, the Company may (unless Lenders with an aggregate percentage of the Total Commitment not in excess of 33 1/3% have declined to extend their respective scheduled Termination Dates), in its discretion, upon not less than 30 days' prior written notice to the Administrative Agent and each Lender, remove such Lender as a party hereto. Each such notice shall specify the date of such removal (which shall be a Business
Day), which shall thereupon become the scheduled Termination Date for such Lender.

                 (c) In the event that any Lender does not extend its scheduled Termination Date pursuant to subsection (a) above, whether or not it is the subject of a notice of removal pursuant to subsection (b) above, then, at any time prior to the Termination Date for such Lender (a "Terminating Lender"), the Company may, at its option, arrange to have one or more other financial institutions acceptable to the Administrative Agent (which may be a Lender or Lenders and each of which shall herein be called a "Successor Lender") succeed to all or a percentage of the Terminating Lender's outstanding Loans, if any, and rights under this Agreement and assume all or a like percentage (as the case may be) of such Terminating Lender's Commitment and other obligations hereunder, as if (i) in the case of any Terminating Lender that is not the subject of a notice of removal pursuant to subsection (a) above, such Successor Lender had extended its scheduled Termination Date pursuant to such subsection (a) and (ii) in the case of any Terminating Lender that is the subject of a notice of removal pursuant to subsection (b) above, no such notice of removal had been given by the Company. Such succession and assumption shall be effected by means of one or more agreements supplemental to this Agreement among the Terminating Lender, the Successor Lender, the Company and the Administrative Agent. On and as of the effective date of each such supplemental agreement, each Successor Lender party thereto shall be and become a Lender for all purposes of this Agreement and to the same extent as any other Lender hereunder) and shall be bound by and entitled to the benefits of this Agreement in the same manner as any other Lender.

                 (d) On the Termination Date for any Terminating Lender, such Terminating Lender's Commitment shall terminate and, except to the extent assigned pursuant to subsection (c) above, the Company shall pay in full all of such Terminating Lender's Loans and all other amounts payable to such Lender hereunder, including all accrued interest and accrued fees, and all amounts payable pursuant to Sections 5.3, 5.4, 12.3 and 12.11 on account of such payment.

                 (e) To the extent that all or a portion of any Terminating Lender's obligations are not assumed pursuant to subsection (c) above, the Total Commitment shall be reduced on the applicable Termination Date and each Lender's percentage of the reduced Total Commitment shall be revised pro rata to reflect such Terminating Lender's absence.

         Section 12.13. Increase of Commitments. At any time and from time to time, but not more than three times after the Effective Date, the Company may, at its option, arrange for one or more Lenders or one or more other financial institutions acceptable to the Administrative Agent (an "Increasing Lender") to increase their respective Commitments (or, in the case of such other financial institutions, extend new Commitments hereunder) in an aggregate amount not to exceed $10,000,000, provided that the Total Commitment shall not exceed $500,000,000. Each such increase shall be in a minimum amount of $10,000,000. Such increase or extension shall be effected by means of one or more agreements or other documents supplemental to this Agreement among the Increasing Lenders, the Company and the Administrative Agent. In the event that immediately after giving effect to such increase or extension Committed Loans shall then be outstanding, then simultaneously with such increase or extension the Lenders (including the Increasing Lenders) shall, subject to the terms and conditions of this Agreement, make new Committed Loans in accordance with their respective Commitments (immediately after giving effect to such increase or extension) as shall be necessary to pay in full such outstanding Committed Loans, provided that (i) the making of such new Committed Loans and the payment in full of such outstanding Committed Loans shall be deemed to have been made simultaneously and shall be effected in a manner reasonably determined by the Administrative Agent through means of one or more advances and/or payments made directly among the Lenders on a netted basis through the Administrative Agent and (ii) upon the consummation thereof, the Lenders, the Administrative Agent and the Company shall make appropriate arrangements so that, if required, new Notes are issued to the Lenders. On and as of the effective date of each such increase or extension, each Increasing Lender shall be and become a Lender for all purposes of this Agreement (to the same extent as any other Lender hereunder) and shall be bound by and entitled to the benefits of this Agreement in the same manner as any other Lender.

         Section 12.14 Knowledge of the Company. As used in this Agreement, knowledge of the Company shall mean to the best of any officer's knowledge, after a reasonable investigation.

         Section 12.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       HEALTH CARE PROPERTY
                                         INVESTORS, INC.

                                         By:  /s/ Devasis Ghose
                                            ------------------------------------
                                              Name:  Devasis Ghose
                                              Title: Senior Vice President



                                       THE BANK OF NEW YORK,
                                         as Administrative Agent for the Lenders



                                         By:____________________________________
                                              Name:
                                              Title:


                                         Address for Notices:

                                         The Bank of New York
                                         One Wall Street, 18th Floor
                                         New York, NY 10286
                                         Attn: Sandra Morgan
                                         Fax: (212) 635-6365

                                         With a copy to:

                                         The Bank of New York
                                         10990 Wilshire Boulevard, Suite 1125
                                         Los Angeles, CA 90024
                                         Attn: Rebecca K. Levine
                                         Fax: (310) 996-8667

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       HEALTH CARE PROPERTY
                                         INVESTORS, INC.

                                         By:____________________________________
                                              Name:  Devasis Ghose
                                              Title: Senior Vice President



                                       THE BANK OF NEW YORK,
                                         as Administrative Agent for the Lenders



                                         By:  /s/ Rebecca K. Levine
                                            ------------------------------------
                                              Name:  Rebecca K. Levine
                                              Title: Vice President


                                         Address for Notices:

                                         The Bank of New York
                                         One Wall Street, 18th Floor
                                         New York, NY 10286
                                         Attn: Sandra Morgan
                                         Fax: (212) 635-6365

                                         With a copy to:

                                         The Bank of New York
                                         10990 Wilshire Boulevard, Suite 1125
                                         Los Angeles, CA 90024
                                         Attn: Rebecca K. Levine
                                         Fax: (310) 996-8667

HEALTH CARE PROPERTY INVESTORS, INC.
CREDIT AGREEMENT

Commitment: $65,000,000                  THE BANK OF NEW YORK,
                                              as a Lender



                                         By:  /s/ Rebecca K. Levine
                                            ------------------------------------
                                              Name:  Rebecca K. Levine
                                              Title: Vice President


                                         Address for Notices:

                                         The Bank of New York
                                         One Wall Street, 18th Floor
                                         New York, NY 10286
                                         Attn: Sandra Morgan
                                         Fax: (212) 635-6365

                                         With a copy to:

                                         The Bank of New York
                                         10990 Wilshire Boulevard, Suite 1125
                                         Los Angeles, CA 90024
                                         Attn: Rebecca K. Levine
                                         Fax: (310) 996-8667

                                         Eurodollar Lending Office:

                                         The Bank of New York
                                         One Wall Street, 18th Floor
                                         New York, NY 10286
                                         Attn: Sandra Morgan
                                         Fax: (212) 635-6365

HEALTH CARE PROPERTY INVESTORS, INC.
CREDIT AGREEMENT

Commitment: $60,000,000                  BANK OF AMERICA, N.A.,
                                              as a Lender



                                         By:  /s/ Kevin Wagley
                                            ------------------------------------
                                              Name:  KEVIN WAGLEY
                                              Title: PRINCIPAL


                                         Address for Notices:

                                         Bank of America, N.A.
                                         NC1-007-17-11
                                         100 N. Tryon Street
                                         Charlotte, NC 28255
                                         Attn: Kevin Wagley
                                         Fax: (704) 388-6002

                                         Eurodollar Lending Office:

                                         Bank of America, N.A.
                                         NC1-007-17-11
                                         100 N. Tryon Street
                                         Charlotte, NC 28255
                                         Attn: Kevin Wagley
                                         Fax: (704) 388-6002

HEALTH CARE PROPERTY INVESTORS, INC.
CREDIT AGREEMENT

Commitment: $60,000,000                  WACHOVIA BANK, N.A.
                                              as Lender


                                         By:  /s/ Ruth Leone
                                            ------------------------------------
                                            Name:  Ruth Leone
                                            Title: Vice President



                                         Address for Notices:

                                         Wachovia Bank, N.A.
                                         1339 Chestnut Street
                                         Philadelphia, PA 19107
                                         Attn: Ruth Leone
                                         Fax: (267) 321-6702

HEALTH CARE PROPERTY INVESTORS, INC.
CREDIT AGREEMENT

Commitment: $50,000,000                  WELLS FARGO BANK, N.A.,
                                              as a Lender



                                         By:  /s/ Anthony D. Turner
                                            ------------------------------------
                                              Name:  ANTHONY D. TURNER
                                              Title: VICE PRESIDENT


                                         Address for Notices:

                                         Wells Fargo Bank, N.A.
                                         Los Angeles Regional Commercial Banking
                                         Office
                                         333 South Grand Avenue, 3rd Floor
                                         Los Angeles, CA 90071
                                         Attn: Charles Warner
                                         Fax: (213) 687-3501

                                         Eurodollar Lending Office:

                                         Wells Fargo Bank, N.A.
                                         Los Angeles Regional Commercial Banking
                                         Office
                                         333 South Grand Avenue, 3rd Floor
                                         Los Angeles, CA 90071
                                         Attn: Charles Warner
                                         Fax: (213) 687-3501

HEALTH CARE PROPERTY INVESTORS, INC.
CREDIT AGREEMENT

Commitment: $35,000,000              CREDIT SUISSE FIRST BOSTON
                                       as a Lenders



                                     By:  /s/ Bill O'Daly  /s/ Cassandra Droogan
                                        ----------------------------------------
                                          Name:  BILL O'DALY   CASSANDRA DROOGAN
                                          Title:  DIRECTOR        ASSOCIATE


                                     Address for Notices:

                                     Credit Suisse First Boston
                                     11 Madison Avenue
                                     New York, NY 10010
                                     Attn: William O'Daley
                                     Fax: (212) 325-8314

HEALTH CARE PROPERTY INVESTORS, INC.
CREDIT AGREEMENT

Commitment: $35,000,000                      DEUTSCHE BANK, A.G. NEW YORK
                                             BRANCH
                                                as a Lender

                                             By: /s/ William W. McGinty
                                                --------------------------------
                                                Name:  William W. McGinty
                                                Title: Director

                                             By: /s/ Thomas A. Foley
                                                --------------------------------
                                                Name:  Thomas A. Foley
                                                Title: Vice President


                                             Address for Notices:

                                             Deutsche Bank, A.G. New York Branch
                                             31 West 52/nd/ Street, 24/th/ Floor
                                             New York, New York 10019
                                             Attn: Irene Egues
                                             Fax: (212)469-8701

HEALTH CARE PROPERTY INVESTORS, INC.
CREDIT AGREEMENT

Commitment $35,000,000                           FLEET NATIONAL BANK
                                                   as a Lender


                                                 By: /s/ Christopher R. Zell
                                                    --------------------------
                                                    Name: Christopher R. Zell
                                                    Title: Senior Vice President



                                                 Address for Notices:

                                                 Fleet National Bank
                                                 CT EH 402 24E
                                                 777 Main Street
                                                 Hartford, CT 06115
                                                 Attn: Christopher R. Zell
                                                 Fax: (860) 952-7515

                                                 With a copy to:

                                                 Fleet National Bank
                                                 Loan Administration
                                                 CT EH 402 24C
                                                 777 Main Street
                                                 Hartford, CT 06115
                                                 Attn: Judy Grasso
                                                 Fax: (860) 952-7515

HEALTH CARE PROPERTY INVESTORS, INC
CREDIT AGREEMENT

Commitment: $25,000,000                      CREDIT LYONNAIS
                                             NEW YORK BRANCH
                                               as a Lender

                                             By: /s/ Charles Heidsieck
                                                --------------------------------
                                                Name:  Mr. Charles Heidsieck
                                                Title: Senior Vice President


                                             Address for Notices:

                                             Credit Lyonnais New York Branch
                                             1301 Avenue of the Americas
                                             New York, NY 10019
                                             Attn: Mr. Douglas Weir
                                             Fax: (212)261-3440

HEALTH CARE PROPERTY INVESTORS, INC.
CREDIT AGREEMENT

Commitment: $25,000,000

                                                KBC BANK N.V.,
                                                    as a Lender

                                                By: /s/ Jean-Pierre Diels
                                                    ---------------------------
                                                    Name:  JEAN-PIERRE DIELS
                                                    Title: First Vice President


                                                By: /s/ Raymond F. Murray
                                                    ---------------------------
                                                    Name:  RAYMOND F. MURRAY
                                                    Title: FIRST VICE PRESIDENT

                                                Address for Notices:

                                                KBC BANK N.V.
                                                125 West 55th Street,
                                                10th Floor
                                                New York, NY 10019
                                                Attn: Michael Curran
                                                Fax: (212) 541-0784

                                                With a copy to:

                                                KBC BANK N.V.
                                                515 South Figueroa, Suite 1920
                                                Los Angeles, CA 90071
                                                Attn: Barbara Readick
                                                Fax: (213) 629-5801

                                                Eurodollar Lending Office:

                                                KBC BANK N.V.
                                                125 West 55th Street
                                                10th Floor
                                                New York, NY 10019
                                                Attn: Michael Curran
                                                Fax: (212) 541-0784

HEALTH CARE PROPERTY INVESTORS, INC.
CREDIT AGREEMENT

Commitment: $25,000,000                     KEY CORPORATE CAPITAL INC.
                                               as a Lender

                                             By: /s/ Gregory P. Smith
                                                --------------------------------
                                                Name:  Gregory P. Smith
                                                Title: Vice President

                                             Address for Notices:

                                             Key Healthcare Finance
                                             WA-31-10-4613
                                             700 Fifth Avenue, 46/th/ Floor
                                             Seattle, WA 98104
                                             Attn: Gregory P. Smith
                                             Fax: (206)343-6843

HEALTH CARE PROPERTY INVESTORS, INC.
CREDIT AGREEMENT

Commitment: $25,000,000                     UBS AG, STAMFORD BRANCH
                                               as Lender

                                            By: /s/ Wilfred V. Saint
                                               ---------------------------------
                                               Name:  Wilfred V. Saint
                                               Title: Associate Director
                                                      Banking Products
                                                      Services, US

                                            By: /s/ Luke Goldsworthy
                                               ---------------------------------
                                               Name:  Luke Goldsworthy
                                               Title: Associate Director
                                                      Banking Products
                                                      Services, US

                                            Address for Notices:

                                            UBS AG, Stamford Branch
                                            677 Washington Boulevard
                                            6/th/ Floor Tower
                                            Stamford, CT 06901
                                            Attn: Denise Conzo
                                            Fax: (203) 719-3888

HEALTH CARE PROPERTY INVESTORS, INC.
CREDIT AGREEMENT

Commitment: $20,000,000              MERRILL LYNCH BANK USA
                                          as a Lender



                                     By:  /s/ Louis Alder
                                        ----------------------------------------
                                          Name:  Louis Alder
                                          Title: Vice President


                                     Address for Notices:

                                     Merrill Lynch Bank USA
                                     15 West South Temple
                                     Suite 300
                                     Salt Lake City, Utah 84101
                                     Attn: Butch Adler
                                     Fax: (801) 531-7470

HEALTH CARE PROPERTY INVESTORS, INC.
CREDIT AGREEMENT

Commitment: $15,000,000                          E. SUN COMMERCIAL BANK, LTD.,
                                                 LOS ANGELES BRANCH
                                                   as a Lender

                                                 By: /s/ Peter Shih
                                                    ----------------------------
                                                    Name:  Peter Shih
                                                    Title: S.V.P.

                                                 Address for Notices:

                                                 E. Sun Commercial Bank, Ltd.,
                                                 Los Angeles Branch
                                                 17700 Castleton Street
                                                 Suite 500
                                                 City of Industry, CA 91748
                                                 Attn: Teddy Mou
                                                 Fax: (626) 839-5531

HEALTH CARE PROPERTY INVESTORS, INC.
CREDIT AGREEMENT

Commitment: $15,000,000                          RZB FINANCE, LLC
                                                    as a Lender

                                                 By: /s/ Klaus D. Hein
                                                    ----------------------------
                                                    Name:  Klaus D. Hein
                                                    Title: Vice President


                                                 By: /s/ Frank J. Yautz
                                                    ----------------------------
                                                    Name:  FRANK J. YAUTZ
                                                    Title: First Vice President

                                                 Address for Notices:

                                                 RBZ Finance, LLC
                                                 1133 Avenue of the Americas
                                                 16/th/ Floor
                                                 New York, New York 10036
                                                 Attn: John Valiska
                                                 Fax: (212)944-2093